                                                                EXHIBIT 10.1



                                      LEASE

                                     BETWEEN

                        TRUSTEES OF 60 STATE STREET TRUST

                                       AND

                                   HPSC, INC.

                             Dated:  March 8, 1994



                         BROWN, RUDNICK, FREED & GESMER
                              ONE FINANCIAL CENTER
                           BOSTON, MASSACHUSETTS 02111



                                   Portion of
                            Thirty-Fifth (35th) Floor
                                 60 State Street
                              Boston, Massachusetts

                                      LEASE

                           dated as of March 8, 1994

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                                    ARTICLE I

                                 Reference Data


     1.1  Subjects Referred To.   Each reference in this Lease to any of the
following subjects shall be construed to incorporate the data stated for that subject in this Article:

LANDLORD:      Trustees of 60 State Street
               Trust under Declaration of Trust
               dated September 10, 1970, and
               recorded with Suffolk Deeds in
               Book 8389, Page 286, as amended.

LANDLORD'S ORIGINAL ADDRESS:  c/o Koll Management Services
                              60 State Street
                              Boston, Massachusetts 02109

TENANT:   HPSC, Inc.

TENANT'S ORIGINAL ADDRESS:    470 Atlantic Avenue
                              2nd Floor
                              Boston, Massachusetts 02210

TENANT'S NOTICE ADDRESS
AFTER THE COMMENCEMENT DATE:       60 State Street
                                   Boston, Massachusetts 02109

PREMISES: That portion of the floor, shown on Exhibit A, of the building (the
          "Building") erected by Landlord on the land described in Exhibit B, plus or minus any additions or deletions thereto or therefrom resulting from the change of any abutting lot or street line (the "Lot"). The Building and the Lot are herein collectively referred to as the "Property." The Premises exclude exterior faces of exterior walls, the common stairways and

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          stairwells, elevators and elevator wells, fan rooms, electric and telephone closets, janitor closets, freight elevator vestibules, and pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building, and if the Premises include less than the entire rentable area of any floor, the Premises also exclude the common corridors, elevator lobby and toilets located on such floor.

TERM: A period beginning on the Commencement Date (as defined in Section 2.4) and ending one hundred twenty-two (122) full calender months thereafter, unless sooner terminated or extended as provided in this Lease.

SCHEDULED COMMENCEMENT DATE:  May 1, 1994

RENT COMMENCEMENT DATE:  60 days after Commencement Date

BASE RENT:     $191,305.95 per year ($15,942.16 per month; $23.43 per square of
               Rentable Floor Area).

RENTABLE FLOOR AREA OF
 THE PREMISES:      8,165 square feet

RENTABLE FLOOR AREA OF
 THE BUILDING:      823,014 square feet

ELECTRICITY CHARGE:      $8,165.00 per year ($680.42 per month; $1.00 per square
                         foot of Rentable Floor Area)

LANDLORD'S CONSTRUCTION
 REPRESENTATIVE:    Mr.  Robert Tagliamonte

TENANT'S CONSTRUCTION
 REPRESENTATIVE:    Mr.  John Everets

PERMITTED USES:     Office purposes, and no other purpose.

BROKERS:  Lynch, Murphy, Walsh & Partners and Whittier Partners

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TENANT'S PROPORTIONATE SHARE:      .99% (proportion of Rentable Floor Area of
                                   the Premises to one hundred percent (100%) of the Rentable Floor Area of the Building)

OPERATING EXPENSE BASE:  Tenant's Proportionate Share of Operating Expenses for
                         the 1993 Calendar Year.

TAX EXPENSE BASE:   Tenant's Proportionate Share of Tax Expenses for the 1994
                    Fiscal Year (7/1/93 - 6/30/94).

1.2  Exhibits.      There are incorporated as part of this Lease:

     EXHIBIT A  -   Tenant's Floor Plan

     EXHIBIT B  -   Lot Description

     EXHIBIT C  -   Landlord's Services

     EXHIBIT D  -   Work Letter Agreement

     EXHIBIT E  -   Leasing Rights of Other Tenants with respect to 34th and
                    35th floors

     EXHIBIT F  -   Forms of Subordination of Mortgage Agreements

1.3  Table of Articles and Sections.

ARTICLE I - Reference Data ..................................    1
    1.1    Subjects Referred To .............................    1
    1.2    Exhibits .........................................    3
    1.3    Table of Articles and Sections ...................    3

ARTICLE II - Premises, Term and Rent ........................    5
    2.1    The Premises .....................................    5
    2.2    Rights to Use Common Facilities ..................    6
    2.3    Landlord's Reservations ..........................    7
    2.4    Term .............................................    7
    2.5    Rent; Base Rent; Electricity Charge ..............   11
    2.6    Additional Rent - Operating Expenses .............   11
    2.7    Additional Rent - Real Estate Taxes ..............   14

ARTICLE III - Initial Construction and Alterations ..........   17
    3.1    Leasehold Improvements by Landlord ...............   17
    3.2    Alterations by Tenant ............................   17

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ARTICLE IV - Landlord's Covenants; Interruptions
    and Delays ..............................................   19
    4.1    Landlord's Covenants .............................   19
    4.2    Interruption and Delays in Services and Repairs ..   20
    4.3    Right to Stop Service or Utility System ..........   20

ARTICLE V - Tenant's Covenants ..............................   21
    5.1    Repair and Yield Up ..............................   21
    5.2    Use ..............................................   21
    5.3    Obstructions; Items Visible From Exterior;
            Rules and Regulations ...........................   21
    5.4    Safety Appliances; Licenses ......................   22
    5.5    Indemnity; Insurance .............................   22
    5.6    Personal Property at Tenant's Risk ...............   25
    5.7    Right of Entry ...................................   25
    5.8    Floor Load; Prevention of Vibration and Noise ....   25
    5.9    Personal Property Taxes ..........................   25
    5.10   Payment of Litigation Expenses ...................   26
    5.11   Environmental Compliance .........................   26
    5.12   Compliance with Energy Conservation Controls .....   27

ARTICLE VI - Casualty And Taking ............................   27
    6.1    Casualty .........................................   27
    6.2    Eminent Domain ...................................   30

ARTICLE VII - Rights of Parties Holding Prior Interests .....   31
    7.1    Lease Subordinate ................................   31
    7.2    Rights of Holder of Mortgage to Notice of
            Defaults by Landlord and to Cure Same ...........   31
    7.3    Modification for Lender ..........................   32

ARTICLE VIII - Default ......................................   32
    8.1    Events of Default ................................   32
    8.2    Damages ..........................................   33

ARTICLE IX - Assignment and Subletting ......................   35
    9.1    Definitions ......................................   35
    9.2    Tenant's Request for Consent .....................   35
    9.3    Landlord's Option to Cancel ......................   36
    9.4    Terms of Assignment or Sublease ..................   36
    9.5    Provisions in Sublease or Assignment .............   37
    9.6    Related Expenses .................................   37
    9.7    No Default by Tenant; Prohibited Assignments .....   37

ARTICLE X - Miscellaneous ...................................   37
    10.1   Headings; Recordation; Consent or Approval;
             Notices; Bind and Inure; "Including"; "Laws" ...   37
    10.2   Landlord's Failure to Enforce ....................   39
    10.3   Acceptance of Partial Payments of Rent;
            Delivery of Keys ................................   39
    10.4   Partial Invalidity ...............................   39
    10.5   Landlord's Option to Cure ........................   40
    10.6   Tenant's Estoppel Certificate and Financial
            Statements ......................................   40

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    10.7   Waiver of Subrogation ............................   41
    10.8   All Agreements Contained .........................   41
    10.9   Brokerage ........................................   41
    10.10  Submission Not An Option .........................   41
    10.11  Applicable Law ...................................   41
    10.12  Massachusetts Jurisdiction .......................   42
    10.13  Waiver of Jury Trial .............................   42
    10.14  Holdover .........................................   42
    10.15  Surrender of Premises ............................   42
    10.16  Late Payment .....................................   42
    10.17  Time .............................................   43
    10.18  Harmony ..........................................   43
    10.19  Limitation On Liability ..........................   43
    10.20  Authority ........................................   44


                                   ARTICLE II

                             Premises, Term and Rent

2.1  The Premises.

     2.1.1 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Premises.

     2.1.2 Upon six months prior notice to Tenant, one time during the Term, Landlord may at any time relocate the Premises to comparable space within the Building. For the purpose of the previous sentence, "comparable" shall mean of equal or greater area with similar directional views and on floor 18 of the Building or above. Landlord shall pay all costs of any relocation of the Premises, including the installation of leasehold improvements of design and quality comparable to those in the Premises. In the event of any relocation of the Premises, this Lease shall be amended as necessary to substitute the new Premises.

     2.1.3. Subject to existing leasing rights of other tenants in the Building as more particularly described in Exhibit E, and provided such space is available, Landlord shall offer to Tenant any space becoming available during the initial 122 month Term of the Lease on the 34th and the 35th Floor of the Building (the "Expansion Space") by written notice, setting forth the description of the Expansion Space, the estimated date on which the Expansion Space will become available, and the Base Rent for the Expansion Space, and Tenant shall have the right to add the Expansion Space to the Premises on the terms and conditions hereinafter described, provided that (i) Tenant shall not be in default under any of the terms of this Lease continuing beyond any applicable notice and cure period, (ii) Tenant shall not have assigned this Lease or sublet any portion of the Rentable Floor Area of the Premises, (iii) Tenant continues to occupy all portions of the Premises, (iv) Tenant has not exercised its Termination Option as set forth in Article 2.4.2, and (v) if between 12 and 24 months remain in the initial Term and Tenant exercises its Extension Option as set forth in Section 2.4.1, or if less than 12 months remain in the initial Term and Tenant previously exercised its Extension Option. The lease of the Expansion Space shall be co-terminus with this Lease and shall be on all of the terms and conditions of this Lease except as set forth in Section 2.1.6 below and provided the Base Rent for the Expansion Space shall be at the Market Rent (as hereinafter defined in Section 2.4.1), taking into account the fact that Additional Rent shall be paid at the same rate as shall then be paid for the Premises and the length of the term of such Expansion Space. If any Expansion Space is offered by Landlord, Tenant shall notify Landlord in writing within 10 days after receipt of Landlord's notice as to whether Tenant desires to lease the Expansion Space. If Tenant determines that the Base Rent proposed by Landlord is not the Market Rent, then Tenant shall set forth such determination in its notice exercising its right to lease the Expansion Space and Market Rent shall be determined in accordance with the procedure set forth in Section 2.4.1. Tenant's failure to so object shall be deemed an acceptance of Landlord's proposed Base Rent. If Tenant elects to lease the Expansion Space, the parties promptly shall execute an amendment to this Lease reflecting the addition of the Expansion Space.

     2.1.4. Except as provided in Section 2.1.3 above, Tenant acknowledges that Landlord shall not be obligated to provide any Expansion Space to Tenant and that Landlord shall have the unfettered right to lease any and all space in the Building and that the Expansion Space shall be offered to Tenant only if such space will be available during the initial Term.

     2.1.5. Tenant acknowledges that if Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions of this
Article 2.1, Landlord shall be under no further obligation with respect to such Expansion Space by reason of this Article 2.1. Time is of the essence.

     2.1.6. Tenant agrees to accept the Expansion Space in its condition and state of repair existing as of the date it is offered to Tenant, reasonable wear and tear accepted, and agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare such space for Tenant's occupancy.

     2.2  Rights to Use Common Facilities.   Tenant shall have the non-exclusive
right to use in common with others the following portions of the Building: (a) the Building lobbies, corridors, stairways and elevators that provide access to the Premises, the loading platform, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises, (b) walkways and driveways that provide access to the Building, and (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobbies of such floor. Tenant shall have no parking rights except as may be provided by separate agreement.

     2.3 Landlord's Reservations. Landlord reserves the right, from time to time, provided Landlord uses reasonable efforts to limit unreasonable interference with Tenant's use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent to or better than the original. Installations, replacements and relocations referred to in clause (a) above shall be located so far as reasonable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises. Landlord also reserves the right, from time to time, to: (x) change the name or street address of the Building, (y) install and maintain signs on the exterior and the interior of the Building (other than in the Premises), and (z) possess pass keys to the Premises.

     2.4 Term. Tenant shall have and hold the Premises for the Term. The Commencement Date for the Term shall be the earlier of the date the Premises are Ready for Occupancy, provided that Landlord has given Tenant at least fifteen days' prior notice of such date, or the date Tenant occupies any portion of the Premises for the conduct of its business. The Premises shall be Ready for Occupancy when construction of the Leasehold Improvements has been substantially completed in accordance with the Final Plans, as reasonably determined by Landlord, and any certificate or approval required by local governmental authority for occupancy of the Premises has been obtained. Landlord shall use reasonable efforts to have the Premises Ready for Occupancy on the Scheduled Commencement Date. If the Premises are not Ready for Occupancy on the Scheduled Commencement Date, Landlord shall not be liable for such failure, and such failure shall not affect the validity of this Lease. If, however, the Premises are not Ready for Occupancy because Tenant has failed to comply with Tenant's obligations under Section 3.1 or under the Work Letter Agreement attached as Exhibit D, if any, or has otherwise delayed Landlord in preparing the Premises or in obtaining any such certificate or approval for the Premises, then the Commencement Date shall be the date that the Premises would have been Ready for Occupancy except for such Tenant-caused delay, as reasonably determined by Landlord. Notwithstanding the foregoing to the contrary, because Landlord shall not have the Premises Ready for Occupancy by March 31, 1994 (which is the date on which Tenant's lease for its existing space expires) Tenant promptly shall request in writing that Tenant's existing landlord permit Tenant to remain in Tenant's existing space, on the same terms and conditions as Tenant currently is occupying such space, until

April 30, 1994 and shall exercise reasonable efforts to obtain its current landlord's consent to such extended occupancy. In the event Tenant is unable to secure the right to extend its occupancy of its existing space on the same terms and conditions by March 1, 1994, Tenant promptly shall so notify Landlord. If Tenant so notifies Landlord, then on or before March 15, 1994, Landlord shall identify, and offer to lease to Tenant interim space in the Building with an area of at least 8,000 square feet ("Interim Space") at the same rentable square foot rate of Base Rent, on the same terms for Additional Rent as provided herein for the Premises, and on the other terms and conditions set forth in this Lease except that (i) Landlord shall deliver the Interim Space to Tenant in "as is" condition, (ii) Tenant shall not make any structural or non-structural changes to the Interim Space, (iii) Tenant shall surrender the Interim Space within three (3) days of the date the Premises are Ready for Occupancy and, (iv) if the Interim Space has a Rentable Floor Area in excess of 8,165 square feet, the Base Rent and Additional Rent shall be calculated as if the Rentable Floor Area of the Interim Space was 8,165 square feet. Tenant shall respond to the Landlord's offer of Interim Space within five (5) days from the date the offer is made, and Tenant's failure to respond shall be deemed a rejection of the offer. If Tenant has not elected to accept Landlord's offer of the Interim Space for April 1, 1994 occupancy and Landlord determines that the Premises will not be Ready for Occupancy by May 1, 1994, then Landlord promptly shall so notify Tenant ("Delay Notice"). Thereafter, Landlord shall provide Tenant with forty-five (45) days prior written notice of the date on which Landlord expects to have the Premises Ready for Occupancy ("Estimated Delivery Date"). At any time after the Delay Notice and up to ten (10) days after Tenant's receipt of the notice of the Estimated Delivery Date, Tenant shall have the right to lease the Interim Space which right Tenant shall exercise by written notice to Landlord. The lease of the Interim Space shall commence on the earlier of the date set forth in such notice from Tenant or on the date which is thirty (30) days prior to the Estimated Delivery Date. Landlord shall pay up to one hundred percent (100%) of the reasonable, documented costs of Tenant's relocation from the Interim Space to the Premises up to a maximum Landlord payment equal to the lesser of (x) Two Dollars and 00/100 ($2.00) per square foot of the Premises or (y) seventy-five percent (75%) of the actual documented costs of Tenant's relocation to the Interim Space. At the request of either party at any time after the Commencement Date, Landlord and Tenant shall promptly enter into an agreement fixing the Commencement Date.

     2.4.1. Tenant shall have the option to extend the Term (the "Extension Option") for one sixty (60) month period (the "Extension Period"), by giving written notice to Landlord of Tenant's exercise of its Extension Option 12 months prior to the expiration of the Term, provided that, at the time such Extension Option is exercised and at the commencement of the Extension

Period, (i) Tenant shall not be in default under any of the terms of this Lease (continuing beyond any applicable notice and cure period), (ii) Tenant shall not have assigned this Lease or sublet any portion of the Rentable Floor Area of the Premises, and (iii) Tenant continues to occupy all portions of the Premises.
Any failure by Tenant to give timely notice of the exercise of its Extension Option shall be deemed to be an irrevocable waiver of all right to exercise its Extension Option. Time is of the essence.

     All of the terms, conditions, covenants and agreements contained herein shall apply during the Extension Period, except that (i) Base Rent for the Premises during the Extension Period shall be the fair market rental established by Landlord based on new leases for comparable space in the Building and comparable downtown Boston office towers ("Market Rent") but in no event less than Base Rent during the initial Term), (ii) Landlord shall not be obligated to undertake any additional leasehold improvements or to provide any so called "free rent" or other tenant inducements, and (iii) Tenant shall have no further option to extend this Lease. Landlord shall notify Tenant in writing ("Landlord's Notice") of the Market Rent within thirty (30) days of receipt by Landlord of Tenant's notice exercising its option. If Tenant disagrees with Landlord's designation of Market Rent, Tenant shall notify Landlord in writing of Tenant's disagreement not later than ten (10) days after the receipt of Landlord's Notice. Each party, at its cost and by giving notice to the other party, shall appoint a qualified M.A.I. real estate appraiser with at least 5 years' full-time commercial appraisal experience in the Boston metropolitan area to appraise and set the Market Rent for the Premises. If a party does not appoint such an appraiser within said ten (10) day period, the single appraiser appointed shall be the sole appraiser and shall set the Market Rent for the Premises. If two (2) appraisers are appointed by the parties as stated in this paragraph, the appraisers shall meet promptly and attempt to establish the Market Rent for the Premises. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this paragraph within ten
(10) days after the last day the two appraisers are given to set the Market Rent. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days' notice to the other party, can appeal to the then president of the Greater Boston Real Estate Board for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing and paying the fee of the third appraiser. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

     Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the Market Rent for the Premises. If a majority of the appraisers are unable to set the Market Rent within the stipulated period of time, the three (3) appraisals shall be added together and their total divided by three (3); the resulting quotient shall be the Market Rent.

     If, however, the low appraisal and/or the high appraisal are more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2); the resulting quotient shall be the Market Rent. If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, the middle appraisal shall be the Market Rent. In making the determination, each appraiser shall base Market Rent on new leases for space in the Building.

     If the dispute between the parties as to Market Rent has not been resolved before the commencement of Tenant's obligation to pay Base Rent based upon such Market Rent, then Tenant shall pay Base Rent in respect of the Premises based upon the Market Rent first designated by Landlord until a decision of the appraisers has been finalized, at which time Tenant shall pay any under payment of rent and other charges to Landlord or Landlord shall refund any overpayment of Rent and other charges to Tenant. The decision of the appraisers shall be final and once Tenant has notified Landlord of its election to rely on the appraisers, Tenant shall not have the right to revoke the exercise of the Extension Option, even if Tenant disagrees with the decision of the appraisers.


     2.4.2 Notwithstanding the foregoing, Tenant shall have the one time option to terminate this Lease ("Termination Option") effective as of the last day of the sixty-second (62nd) full calender month of the Term provided (i) Tenant shall not be in default under any of the terms of the Lease (continuing beyond any applicable notice and cure period); (ii) Tenant pays to Landlord with Tenant's notice exercising the Termination Option a termination fee equal to the sum of (a) three (3) months Base Rent plus Additional Rent, calculated based on Landlord's reasonable estimate of Additional Rent for the twelve month period following the date of termination, and (b) Landlord's reasonable, out-of-pocket transaction costs associated with the lease of the Expansion Space to Tenant, and (iii) Tenant exercises the Termination Option by written notice to Landlord received on or before the last day of the fiftieth (50th) full calender month of the Term. Furthermore, Tenant's exercise of the Termination Option shall be irrevocable and shall be deemed an irrevocable waiver of all right to exercise any Expansion Option provided for in Section 2.4.

     2.5  Rent; Base Rent; Electricity Charge.

     2.5.1 Tenant shall pay to Landlord at the Original Address of Landlord (or such other place as Landlord may by notice to Tenant from time to time direct) the Rent. The Rent shall mean Base Rent and Additional Rent. Additional Rent shall mean (i) payments required to be made by Tenant pursuant to Sections 2.6 and 2.7 and (ii) all other charges, costs and expenses due and owing Landlord from Tenant under the terms of this Lease, including the Electricity Charge.
The Rent shall be paid by Tenant to Landlord without abatement, offset or deduction at the times specified in this Lease, or if no time is specified, within fifteen (15) days after demand by Landlord.

     2.5.2 On the Rent Commencement Date and on the first day of each calendar month thereafter, Tenant shall pay to Landlord the monthly Base Rent. On the Commencement Date and on the first day of each calendar month thereafter, Tenant shall pay the Landlord the monthly Electricity Charge. All payments shall be in advance for each full calendar month of the Term, and the corresponding fraction for any fraction of a calendar month at the beginning or end of the Term, and payments shall be without notice or demand.

     2.6 Additional Rent - Operating Expenses. Tenant shall pay Additional Rent to Landlord for Operating Expenses in accordance with the following provisions:

     2.6.1  Terms used herein are defined as follows:

               (a) Operating Expenses means the cost of operation, maintenance and repair of the Property which shall exclude costs of special services rendered to tenants (including Tenant) for which a separate charge is made, but shall include the following: (i) premiums for insurance carried with respect to the Property (including insurance against loss of monthly installments of Base Rent and any Additional Rent which may be due under this Lease and other leases of space in the Building in case of fire or casualty and, if there be any first mortgage of the Property, including such insurance as may be required by the holder of any such mortgage); (ii) compensation and all fringe benefits, workers' compensation insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in the operating, maintaining, or cleaning of the Building or Lot, provided that if a person divides his or her time between the Building and other properties of Landlord then only a portion of such person's compensation and fringe benefits shall be included, which portion shall be based on the portion of the person's time devoted to the Building;
                    (iii) steam, water, sewer, electric (including electricity covered by the Electricity Charge), gas, oil and telephone charges (excluding utility charges separately chargeable to tenants for additional or special services); (iv) cost of building and cleaning supplies and equipment; (v) cost of maintenance, cleaning (including window cleaning) and repairs (other than repairs not properly chargeable against income or for which Landlord has received reimbursement from contractors under guaranties); (vi) cost of snow removal and care of landscaping; (vii) payments under service contracts with independent contractors, including security services, legal (other than legal fees associated with lease negotiations and legal actions against tenants and other than legal fees related to Landlord's organization and non-real estate tax matters), accounting (other than accounting fees related to Landlord's income and similar non-real estate taxes and other than accounting expenses related to Landlord's ownership entity, as opposed to the Building) and other reasonable and competitive professional fees, and reasonable and competitive management fees; (viii) costs (including financing charges) of improvements to the Property that were included in Base Operating Expenses until fully amortized and of improvements that are designed to increase safety or reduce or limit increases in Operating Expenses (to the extent of reasonably projected savings therefrom) or are required to comply with any law imposed after the date of this Lease, all such improvements to be amortized over the useful life of the improvement as defined in the Internal Revenue Code; and (ix) all other reasonable or necessary expenses paid in connection with the operation, maintenance and repair of the Property and properly chargeable against income. Any of the above services may be performed by Landlord or its affiliates, provided that fees for the performance of such services shall be reasonable and competitive with fees charged by unaffiliated entities for the performance of such services in comparable buildings in the City of Boston. Operating Expenses shall not include leasing commissions, repair costs paid by insurance proceeds, costs paid by any tenant or third party, depreciation of the Building or any part thereof except as specifically set forth above, any debt service or cost of capital improvements except as specifically set forth above, or any tenant improvements provided for any tenant. Operating Expenses shall not include costs reimbursed from condemnation proceeds; salaries and other employment related expenses for executives or principals of Landlord above the grade of building manager (except that an equitable portion of the Director of Engineering's compensation shall be included); expenses incurred in connection with removal or remediation of oil or hazardous materials (as defined in Massachusetts G.L. c. 21E or the regulations pursuant thereto), or modifications to the Building required to comply with laws or regulations existing as of the date hereof, including those relating to access by handicapped persons and sprinkler installation except to the extent included in the Base Operating Expenses; Landlord's off-site general and administrative expenses. Regardless of the actual percentage of occupancy of the Building, for the purpose of this Section 2.6, (i) the components of Operating Expenses that vary with occupancy will be extrapolated or proportionately reduced (consistent with the extent of variability) as though the Building were one hundred percent (100%) occupied; and (ii) in the case of any services that are not rendered to all Building areas on a comparable basis, the proportion of the expense of such service allocable to the Premises shall be in the same proportion which the Rentable Floor Area of the Premises to which the service is rendered bears to the total Rentable Floor Area to which such service is rendered.

               (b) Fiscal Year means any twelve-month period selected by Landlord for operating purposes. Landlord may change its Fiscal Year and interim accounting periods, so long as the periods so revised are reconciled with prior periods in accordance with generally accepted accounting principles.

     2.6.2 For each Fiscal Year during the Term, Tenant shall pay Tenant's Proportionate Share of Operating Expenses in excess of the Operating Expense Base. The Operating Expense Base includes the Electricity Charge. For any partial Fiscal Year at the beginning or end of the Term, Tenant's Proportionate Share of Operating Expenses shall be adjusted proportionately for the part of the Fiscal Year falling within the Term. Tenant's Proportionate Share may change if the Property is changed or reconfigured, but shall in all cases be equal to the percentage that the Rentable Floor Area of the Premises bears to one hundred percent (100%) of the total Rentable Floor Area of the Building, calculated on a consistent basis.

     2.6.3 Before each Fiscal Year, Landlord shall give Tenant an estimate of the reasonably expected Operating Expenses for the coming Fiscal Year, and an estimate of Tenant's Additional Rent for such Operating Expenses. Tenant shall pay such estimated Additional Rent (calculated on a monthly basis) each month with its payment of Base Rent. After each Fiscal Year, Landlord shall give Tenant a statement showing the actual Operating Expenses for that Fiscal Year, and a calculation of the actual amount of Additional Rent related thereto. Any underpayment by Tenant shall be made up by cash payment to Landlord within thirty (30) days; any overpayment shall be credited against the next due Base Rent and Additional Rent, provided that, unless Tenant is in default under the Lease, any overpayment shall be paid in cash to Tenant within thirty (30) days if the Term has ended.

     2.7 Additional Rent - Real Estate Taxes. Tenant shall pay Additional Rent to Landlord for Real Estate Taxes in accordance with the following provisions:

     2.7.1  Terms used herein are defined as follows:

               (a) Tax Year means the 12-month period beginning July 1 of each year during the Term, or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, then such other date.

               (b) Tax Expenses with respect to any Tax Year means the aggregate Real Estate Taxes on the Property with respect to that Tax Year, reduced by any abatement receipts with respect to that Tax Year.

               (c) Real Estate Taxes means all taxes and special assessments of every kind and nature assessed by any governmental authority on the Property or any part thereof which Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Property (including the excise prescribed by M.G.L. c.121A, {10 (1988 ed.) and amounts in excess thereof paid to the City of Boston pursuant to agreement between Landlord and the City), and reasonable expenses of any proceedings for the contesting or the abatement of taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance and transfer taxes; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that as a substitute for, or in addition to, the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord any tax including a capital levy or other tax on the gross rents received with respect to the Property, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Property is located), and whether or not now customary or in the contemplation of the parties, measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term Real Estate Taxes.

     2.7.2 For each Tax Year during the Term, Tenant shall pay Tenant's Proportionate Share of Tax Expenses in excess of the Tax Expense Base. For any partial Tax Year at the beginning or end of the Term, Tenant's Proportionate Share of Tax Expenses shall be adjusted proportionately for the part of the Tax Year falling within the Term.

     2.7.3 Before each Tax Year, Landlord shall give Tenant an estimate of the reasonably expected Tax Expenses for the coming Tax Year, and an estimate of Tenant's Additional Rent for such Tax Expenses. Tenant shall pay such estimated Additional Rent (calculated on a monthly basis) each month with its payment of Base Rent. After each Tax Year, Landlord shall give Tenant a statement showing the actual Tax Expenses for that Tax Year, and a calculation of the actual amount of Additional Rent related thereto. Any underpayment by Tenant shall be made up by cash payment to Landlord within thirty (30) days; any overpayment shall be credited against the next due Base Rent and Additional Rent, provided that, unless Tenant is in default under the Lease, any overpayment shall be paid in cash to Tenant within thirty (30) days if the Term has ended.

     2.7.4 Whenever tenants of more than thirty percent (30%) of the total Rentable Floor Area of the Building (whether or not including Tenant) shall timely request Landlord to do so, Landlord shall use reasonable efforts to obtain an abatement of any tax or assessment for public betterment or improvement, and Landlord shall have the right in its discretion to do so without such request. The amount of any abatement proceeds with respect to any year on account of which Tenant shall have made a payment of Additional Rent for Tax Expenses under Section 2.7 shall, after deduction therefrom of any expenses reasonably incurred in their collection and not included in Real Estate Taxes for said year, be allocated to Tenant in the same proportion as was used to determine Tenant's payment of such Additional Rent for Tax Expenses, and Landlord shall at its option either pay such amount to Tenant or credit such amount against monthly installments of Base Rent and Additional Rent next thereafter ensuing, except with respect to such abatement proceeds as are received after the end of the Term, with respect to which Landlord shall make payment to Tenant forthwith upon receipt.

                                   ARTICLE III

       Initial Construction and Alterations


    3.1  Leasehold Improvements by Landlord.   Landlord and Tenant have approved
the preliminary plans and outline specifications ("Preliminary Plans") identified in Exhibit D for improvements of the Premises to be installed by
Landlord ("Leasehold Improvements").   Landlord at its initial expense shall
prepare final plans and specifications ("Final Plans"), which need not include working or shop drawings, in substantial conformance with the Preliminary Plans
and deliver them to Tenant as soon as reasonably possible.   Within ten (10)
days after delivery of the Final Plans, Tenant shall give notice of any changes necessary to bring the Final Plans into substantial conformance with the Preliminary Plans; Tenant shall not object to any logical development or refinement of the Preliminary Plans or any change required by applicable law. Tenant's failure to give Landlord timely notice of such changes shall
constitute its approval of the Final Plans.   Landlord shall install the
Leasehold Improvements at its expense in accordance with the Final Plans and the
Work Letter Agreement.   The Leasehold Improvements shall be a part of the
Premises and shall remain the property of Landlord.   Within fifteen (15)  days
after the Commencement Date, Tenant shall give Landlord a "punch list" of any items needing correction; any matters not shown on the punch list, other than
latent defects, shall be deemed approved by Tenant.   Landlord shall, with
reasonable diligence, correct any items on such list that, in Landlord's reasonable judgment, require correction. Except as set forth herein, Landlord shall have no obligation to improve the Premises.

     3.2  Alterations by Tenant.

          3.2.1 Tenant shall not make any alterations, decorations, additions, installations, substitutes or improvements (hereinafter collectively called "Alterations") in and to the Premises, without first obtaining Landlord's
consent.   Landlord shall not unreasonably withhold or delay its consent;
however, it shall have no obligation to consent to Alterations that would violate the Certificate of Occupancy or any applicable law, or the terms of any superior lease or mortgage affecting the Property, adversely affect the appearance, value, or structure of the Building, require excessive removal expenses, affect any other part of the Building, adversely affect the mechanical, electrical, sanitary or other service systems of the Building, or involve the installation of any materials subject to any liens or conditional
sales  contracts.   Tenant shall pay Landlord's reasonable costs of reviewing
or inspecting any proposed Alterations and plans therefor.

          3.2.2 All work on any Alterations shall be done at reasonable times in a first-class workmanlike manner, by contractors approved by Landlord,
according to plans and specifications approved by Landlord.   All work shall be
done in compliance with all applicable laws and with all regulations of the
Board of Fire Underwriters or any similar insurance body or bodies.   Tenant
shall be solely responsible for the effect of any Alterations on the Building's structure and systems, whether or not Landlord has consented to the Alterations and Tenant's plans therefor, and shall reimburse Landlord on demand for any costs incurred by Landlord by reason of any faulty work done, or damage caused,
by Tenant or its contractors.   Upon completion of any Alterations, Tenant shall
provide Landlord with a complete set of "as-built" plans.

       3.2.3 Tenant shall keep the Property and Tenant's leasehold interest therein free of any liens or claims of liens, and shall discharge any such liens
within ten (10) days of their filing.   Before commencement of any work,
Tenant's contractor shall provide any lien indemnity bond required by Landlord, and Tenant shall provide evidence of such insurance as Landlord may require,
naming Landlord as an additional insured.   Tenant shall indemnify Landlord and
hold  it  harmless from and against any cost, claim, or liability arising from
any work done or caused to be done by Tenant.   All work shall be done so as to
minimize, to the extent reasonably practicable, interference with other tenants and with Landlord's operation of the Building or other construction work being
done by  Landlord.   Landlord may post any notices it considers necessary to
protect it from responsibility or liability for any Alterations, and Tenant shall give sufficient notice to Landlord to permit such posting.

       3.2.4 All Alterations affixed to the Premises shall become part thereof and remain therein at the end of the Term. However, if Landlord gives Tenant a notice, at least thirty (30) days before the end of the Term, to remove any Alterations, Tenant shall do so, and shall pay the cost of removal and any
repair required by such removal.   Upon Tenant's written request, Landlord shall
notify Tenant at the time of approval of any Alterations as to whether Tenant
will be required to remove such Alterations.   All of Tenant's personal
property, furnishings, trade fixtures, equipment, furniture, movable partitions, and any Alterations not affixed to the Premises shall remain Tenant's property ("Tenant's Property"), removable at any time, and shall be removed by Tenant at
the end of the Term.   If Tenant fails to remove any such Tenant's Property at
the end of the Term, Landlord may do so and store it at Tenant's expense, without Landlord being liable to Tenant, and may, in accordance with any applicable law, sell and/or dispose of Tenant's Property at public or private sale and apply the proceeds to any amounts due hereunder, including costs of removal, storage and sale.

               ARTICLE IV

       Landlord's Covenants; Interruptions and Delays

     4.1 Landlord's Covenants.

          4.1.1 Landlord shall furnish services, utilities, facilities and supplies set forth in Exhibit C.

          4.1.2 Landlord shall furnish, at Tenant's expense, reasonable additional Building services which are usual and customary in similar office buildings in Boston upon reasonable advance request of Tenant at reasonable rates from time to time established by Landlord.

          4.1.3 Except as otherwise provided in Article V or VI, Landlord shall make such repairs to the roof, exterior walls (including exterior windows), floor slabs, Building heating, ventilating and air conditioning system, plumbing and electrical and other mechanical systems, elevators and all other common areas and facilities as may be necessary to keep them in serviceable condition.

          4.1.4 Landlord shall provide and install, at Tenant's expense, letters or numerals on doors to the Premises to identify Tenant's official name and Building address; all such letters and numerals shall be in the building standard graphics and no others shall be used or permitted on the Premises.

          4.1.5 Landlord covenants that, with respect to claims made by, through or under Landlord, Tenant, on paying Rent and performing the tenant obligations in this Lease, shall peacefully and quietly have, hold and enjoy the Premises, subject to all of the terms and provisions of this Lease and any mortgage to which this Lease is subordinate.

          4.1.6 Landlord agrees to maintain throughout the Term of this Lease casualty, property and liability coverage in amounts customarily maintained for first class office towers in the downtown Boston area or in such higher amounts as may be required by Landlord's mortgagees or as Landlord may determine to be appropriate, and the cost thereof shall be included in Operating Expenses.

          4.1.7 Landlord shall defend, save harmless, and indemnify Tenant from any liability for injury, loss, accident or damage (but in no event any consequential damages) to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith (including actual counsel fees) arising from negligence or other misconduct of Landlord, its
employees, agents and contractors.   Furthermore, Landlord agrees that
Landlord's insurance shall be primary with respect to the Building's common areas except with respect to liability arising from the omission, fault, willful act, negligence or other misconduct of Tenant, its employees, agents and contractors. Notwithstanding the foregoing, Landlord shall be fully exculpated from any loss or damage described in Sections 4.2, 5.6 and 6.1.7.

          4.1.8 Throughout the Term, Landlord shall maintain property insurance on the Building and on Leasehold Improvements and Alterations affixed to the Premises (in accordance with Section 6.1.6) for the full replacement cost thereof with an agreed amount endorsement provided such insurance may provide for a commercially reasonably deductible. The cost of such insurance and any deductible (except to the extent such deductible is charged to a specific tenant) shall be included in Operating Expenses.

     4.2  Interruption and Delays in Services and Repairs.

          4.2.1 Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes authorized in this Lease, or for repairing the Premises or any portion of the Building, however the necessity may occur, unless such necessity for entering or repairing is due to Landlord's negligence or willful misconduct. Landlord shall use reasonable efforts to minimize inconvenience, annoyance and loss of business to Tenant.

          4.2.2 In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause beyond Landlord's control, including governmental regulation, scarcity of or inability to obtain labor or materials, labor difficulties, or casualty, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Article VI, shall Tenant be entitled to any abatement or reduction of Rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

     4.3 Right to Stop Service or Utility System. Landlord reserves the right to stop any service or utility system when necessary by reason of casualty or emergency; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to make necessary repairs or otherwise to eliminate the cause thereof. Except in the case of emergency repairs, Landlord shall give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

               ARTICLE V

             Tenant's Covenants

     5.1  Repair and Yield Up.   Except as otherwise provided in Article VI and
Section 4.1.3, Tenant shall (a) keep the Premises in good order, repair and condition, reasonable wear and tear only excepted, and all glass in windows (except glass in exterior walls, unless the damage thereto is attributable to Tenant's negligence or misuse) and doors of the Premises whole and in good condition with glass the same quality as that injured or broken, damage by fire or other casualty only excepted; and (b) reimburse Landlord for its costs to repair damage caused elsewhere in the Building which is attributable to
Tenant's acts and omissions including negligence.   Tenant shall promptly give
Landlord notice of any damage to, or defect in, the Premises.   At the end of
the Term, Tenant shall peaceably yield up the Premises, including Leasehold Improvements and all Alterations affixed to the Premises (except to the extent Landlord has given notice pursuant to Section 3.2.4 requiring Tenant to remove any Alterations), in good order, repair and condition, reasonable wear and tear and damage by fire excepted, first removing all Tenant's Property, and repairing any damage caused by such removal and restoring the Premises and leaving them
clean and neat.   The exception for reasonable wear and tear shall not permit
Tenant to maintain the Premises in less than good condition.

     5.2  Use.   From the Commencement Date, Tenant shall not use the Premises other than for the Permitted Uses, and shall not injure or deface the Premises, Building or Lot, nor permit in the Premises any auction sale, vending machines (other than for Tenant's use), or inflammable fluids or chemicals, or nuisance, or the emission from the Premises of any objectionable noise, odor, vibration nor any use thereof which is inconsistent with the maintenance of the Building as an office building of first class quality in maintenance, use and occupancy, or which is improper, offensive, contrary to law or liable to invalidate, or increase the premiums, for any insurance on the Building or its contents or
liable to render necessary any alteration or addition to the Building.   Tenant
agrees that the ratio of the number of people regularly occupying the Premises between the hours of 8:00 a.m. and 6:00 p.m., Monday through Friday, inclusive, will not exceed one (1) person per two hundred (200) rentable square feet.

     5.3 Obstructions; Items Visible From Exterior; Rules and Regulations. Tenant shall not obstruct in any manner any portion of the Property not included within the Premises; and shall not, without the prior consent of Landlord, permit the painting or placing of any curtains, blinds, shades, awnings, aerials or flagpoles or the like, visible from outside the Premises; and shall comply with reasonable rules and regulations ("Rules and Regulations") of substantially general applicability now or hereafter made by Landlord, of which Tenant has been given prior notice, for the care and use of the Property and its facilities and approaches. Landlord shall not be liable to Tenant for the failure of other occupants of
the Building to conform to such Rules and Regulations.   Landlord agrees to use
reasonable efforts to enforce the rules and regulations in a substantially non-discriminatory manner, taking into account the particulars of each situation and the terms of the other tenants' leases.

     5.4  Safety Appliances; Licenses.   Tenant shall keep the Premises equipped
with all safety appliances required by law because of any use made by Tenant other than generic office use, and shall procure all licenses and permits so required because of such use and, if requested by Landlord, shall do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses.

     5.5  Indemnity; Insurance.

          5.5.1 Tenant shall defend with counsel first approved by Landlord, save harmless, and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith (including actual counsel fees) (i) arising from (A) the omission, fault, willful act, negligence or other misconduct of Tenant, its employees, agents and contractors, or (B) any use made or thing done or occurring on the Premises not due to the omission, fault, willful act, negligence or other misconduct of Landlord, its employees, agents and contractors, or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease.

          5.5.2 Tenant shall obtain, at Tenant's sole cost and expense, during the entire Term, and maintain and keep in full force and effect, the following insurance:

          (a) (i) Property insurance including fire, extended coverage, vandalism, malicious mischief, sprinkler leakage, and all risks coverage upon property of every description and kind owned by Tenant and located in the Building or for which Tenant is legally liable or installed by or on behalf of Tenant including Tenant's Property (but excluding Leasehold Improvements and Alterations affixed to the Premises insured by Landlord pursuant to Section 6.1.6), in an amount not less than one hundred percent (100%) of the full replacement cost thereof in new condition without deduction for depreciation and in amounts that meet any co-insurance clauses of the policies of insurance.

             (ii) Extra expense insurance in an amount sufficient to reimburse
              Tenant for loss of use of the Premises attributable to the prevention of access to the Building or Premises as a result of the perils insured in clause (i) above.

          (b) A policy of comprehensive liability insurance coverage to include personal injury, bodily injury, broad form property damage, premises/operations, owner's protective coverage, blanket contractual liability including assumed liability for use of the Premises including performance by Tenant of the indemnity agreements set forth in this Lease, products and completed operations liability, fire legal liability, premises medical expenses in limits not less than
          Five Million and 00/100 Dollars ($5,000,000.00), inclusive.   Such
          policy shall name Landlord and Landlord's mortgagees and ground lessor as additional insureds and shall contain the following provision:

          "Such insurance as afforded by this policy for the benefit of Landlord shall be primary as respects any claims, losses or liabilities arising out of the use of the Property or Premises by the Tenant or by Tenant's operation and any insurance carried by Landlord shall be excess and non-contributing."

          (c) Worker's Compensation insurance or similar statutory coverage containing statutorily prescribed limits and Employer's Liability with limits of at least $1,000,000 bodily injury by accident for each accident, $1,000,000 bodily injury by disease for each person and $1,000,000 bodily injury by disease policy limit.

          (d) Any other form or forms of insurance in amounts and against such risks as Landlord or the mortgagees or ground lessor of Landlord may reasonably require from time to time.

          5.5.3 All policies shall be taken out with insurers having a rating of not less than A:XII in Best's Key Rating Guide, or which is otherwise acceptable to Landlord and in form satisfactory to Landlord from time to time and contain a cross-liability endorsement or severability of interest clause acceptable to Landlord and be primary as to all claims thereunder and provide that any insurance carried by Landlord is not excess and in non-contributing with any insurance requirement of Tenant. Tenant shall deliver certificates of insurance in a form and substance satisfactory to Landlord or, if at any time required by the mortgagees or ground lessor of Landlord, certified copies of each such insurance policy, to Landlord as soon as practicable after the placing of the required insurance, but in no event later than ten (10) days prior to the Commencement Date. All policies shall contain an undertaking by the insurers to notify Landlord and the mortgagees or ground lessor of Landlord in writing not less than thirty (30) days prior to any change, reduction in coverage, cancellation or other termination thereof.

          5.5.4  Intentionally Deleted.

          5.5.5 Tenant shall not keep or use in or upon the Premises any article which may be prohibited by any insurance policy in force from time to time covering the Premises or the Property. If Tenant's occupancy or conduct of business in or on the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance carried from time to time by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as Additional Rent within ten (10) days after being billed therefor by Landlord. In determining whether increased premiums are a result of Tenant's use or occupancy of the Premises, a schedule issued by the or-ganization computing the insurance rate on the Property showing the various components of such rate shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Premises.

          5.5.6 If (i) any insurance policy carried by Landlord with respect to the Property shall be cancelled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way by reason of the use or occupation of the Premises or any part thereof by Tenant and (ii) Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation or reduction of coverage within 48 hours after notice thereof, such failure shall be deemed a default under this Lease, and Landlord may exercise its option to either terminate this Lease or to enter upon the Premises and attempt to remedy such condition, in which event Tenant shall pay immediately to Landlord the costs associated with such termination or entry and attempt to remedy as Additional Rent. Landlord shall not be liable for any damage or injury caused to any pro-perty of Tenant or of others located in the Premises as a result of such an entry.

     5.6 Personal Property at Tenant's Risk. Notwithstanding any provisions hereof to the contrary, Landlord shall not be liable for any damage to property entrusted to employees of the Building, nor for loss of or damage to any property by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place or resulting from dampness or any other patent or latent cause whatsoever. Landlord shall not be liable for interference with the light or other incorporeal hereditaments.

     5.7 Right of Entry. Tenant shall permit Landlord and its agents to examine the Premises at reasonable times and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary; to remove, at Tenant's expense, any Alterations, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to by Landlord; and to show the Premises to prospective tenants during the twelve (12) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times.

     5.8 Floor Load; Prevention of Vibration and Noise. Tenant shall not place a load upon the Premises exceeding an average rate of 75 pounds of live load per square foot of floor area (partitions shall be considered as part of the live load) without Landlord's prior consent. Landlord reserves the right to prescribe the weight and position of all safes, files and heavy equipment which Tenant desires to place in the Premises so as properly to distribute the weight thereof. Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant, at Tenant's expense, so as to eliminate such vibration or noise. Tenant shall pay the cost of all structural engineering required to determine structural load of unusual installations and all acoustical engineering required to address any noise or vibration caused by Tenant.

     5.9  Personal Property Taxes.   Tenant shall pay promptly when due all
taxes which may be imposed upon personal property (including fixtures taxed as personal property) in the Premises to whomever assessed.

     5.10 Payment of Litigation Expenses. Tenant shall pay promptly on demand all attorneys' fees and reasonable costs and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease.

     5.11 Environmental Compliance. Tenant shall not cause or permit any biologically or chemically active or other hazardous or toxic wastes, substances or materials (collectively, "Hazardous Materials") to be used, generated, stored or disposed of on, under or about, or transported to or from, the Premises or anywhere on the Property (collectively, "Hazardous Materials Activities") without first receiving Landlord's written consent, which may be withheld for any reason and revoked at any time, provided that Tenant may use ordinary office products in quantities appropriate for the size of the Premises and the Permitted Use provided the same are stored, used and disposed of in accordance with the applicable manufacturer's instructions and all applicable laws ("Permitted Hazardous Materials"). If Landlord consents to any such Hazardous Materials Activities, Tenant shall conduct them in strict compliance (at Tenant's expense) with all applicable Regulations, as hereinafter defined, and using all necessary and appropriate precautions. Landlord shall not be liable to Tenant for any Hazardous Materials Activities by Tenant, Tenant's employees, agents, contractors, licensees or invitees, whether or not consented to by Landlord. Tenant shall indemnify, defend with counsel acceptable to Landlord and hold Landlord harmless from and against any claims, damages, costs and liabilities arising out of Tenant's Hazardous Materials Activities. For purposes hereof, Hazardous Materials shall include substances defined as "hazardous substances," "toxic substances," or "hazardous wastes" in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the federal Hazardous Materials Transportation Act, as amended; and the federal Resource Conservation and Recovery Act, as amended ("RCRA"); those substances defined as "hazardous wastes" in the Massachusetts Hazardous Waste Facility Siting Act, as amended (Massachusetts General Laws Chapter 21D); those substances defined as "hazardous materials" or "oil" in Massachusetts General Laws Chapter 21E, as amended; and as such substances are defined in any regulations adopted and publications promulgated pursuant to said laws (collectively, "Regulations"). Prior to using, storing or maintaining any Hazardous Materials on or about the Premises, Tenant shall provide Landlord with a list of the types and quantities thereof, and shall update such list as necessary for continued accuracy. Tenant shall also provide Landlord with a copy of any Hazardous Materials inventory statement required by any applicable Regulations, and any update filed in accordance with any applicable Regulations. If Tenant's activities violate or create a risk of violation of any Regulations, Tenant shall cease such activities immediately upon notice from Landlord. Tenant shall immediately notify Landlord both by telephone and in writing of any spill or unauthorized discharge of Hazardous Materials or of any condition constituting an "imminent hazard" under RCRA, except that such notice shall not be required with respect to Permitted Hazardous Materials. If any mortgagee or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials by Tenant or with respect to the Premises as a result of any Hazardous Materials Activities on the Premises or otherwise, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand, as Additional Rent, if and to the extent such testing reveals any such release by Tenant. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials and any Hazardous Materials Activities relating to the Premises. Without limiting the generality of any other provision of this Section or this Lease, Tenant shall defend with counsel acceptable to Landlord, hold harmless and indemnify Landlord from any release of Hazardous Materials on the Premises or the Property to the extent relating to the activities of Tenant. All references in this Section to Tenant shall include Tenant's agents, employees, contractors, invitees and all other parties claiming by, through or under Tenant. The covenants of this Section shall survive the expiration or earlier termination of the Term of this Lease.

     5.12  Compliance with Energy Conservation Controls.   Tenant shall comply
with all applicable mandatory and, if requested by Landlord and, if they do not unreasonably interfere with Tenant's use of the Premises, voluntary, energy conservation controls and requirements imposed or instituted by federal, state or local governments or by the applicable utility provider including controls on the permitted range of temperature settings and requirements necessitating curtailment of the volume of energy consumption or the hours of operation.


               ARTICLE VI

              Casualty And Taking

     6.1  Casualty.

          6.1.1 If, during the Term of this Lease, the Premises or the Building are wholly or partially damaged or destroyed by fire or other casualty, and the casualty renders the Premises totally or partially inaccessible or unusable by Tenant in the ordinary conduct of Tenant's business, then Landlord shall, within thirty (30) days of the date of the damage, give Tenant a notice ("Damage Notice") stating whether, according to Landlord's good faith estimate, the damage can be repaired within three hundred sixty-five (365) days from the date of damage ("Repair Period"), without the payment of overtime or other premiums. The parties' rights and obligations then shall be governed according to whether the casualty is an Insured Casualty or an Uninsured Casualty as set forth in the following sections.

          6.1.2 If the casualty results from a risk, the loss to Landlord from which is covered by insurance maintained, or would have been covered by insurance required to be maintained, by Landlord or for Landlord's benefit (except for any deductible amount), it shall be an "Insured Casualty" and governed by this Section 6.1.2. In such event, if the Damage Notice states that the repairs can be completed within the Repair Period without the payment of overtime or other premiums, then Landlord shall proceed with reasonable promptness to make the repairs, this Lease shall remain in full force and effect, and Base Rent shall be reduced, during the period between the casualty and substantial completion of the repairs, in proportion to the portion of the Premises that is inaccessible or unusable during that period and which is, in fact, not utilized by Tenant. Base Rent shall not be reduced by reason of any portion of the Premises being unusable or inaccessible for a period of five (5) business days or less. If Landlord does not substantially complete such repair within the Repair Period, Tenant may terminate this Lease upon sixty (60) days written notice to Landlord which termination shall be effective only if Landlord does not substantially complete the repair within said sixty (60) day period. If the Damage Notice states that the repairs cannot, in Landlord's estimate, be completed within the Repair Period without the payment of overtime or other premiums, then either party may, by written notice to the other, terminate this Lease as of the date of the occurrence of such damage or destruction, by notice given to the other within thirty (30) days after the giving of the Damage Notice. If neither party so terminates, then this Lease shall remain in effect, Landlord shall make repairs, and Base Rent shall be proportionately reduced as set forth above during the period when the Premises is inaccessible or unusable and is not used by Tenant.

          6.1.3 If the casualty is not an Insured Casualty as set forth in the previous section, it shall be an "Uninsured Casualty" governed by this Section
6.1.3. In such event, if the Damage Notice states that the repairs can be completed within the Repair Period without the payment of overtime or other premiums, Landlord may elect, by notice given to Tenant within thirty (30) days after the Damage Notice, to make the repairs, in which event this Lease shall remain in effect and Base Rent shall be proportionately reduced as set forth above. If Landlord does not so elect to make the repairs, or if the Damage Notice states that the repairs cannot be made within the Repair Period, this Lease shall terminate as of the date of the casualty.

          6.1.4 Notwithstanding the foregoing, if the Premises or the Building are wholly or partially damaged or destroyed as a result of the willful misconduct of Tenant or its agents, employees, licensees, invitees or contractors, and Landlord elects to undertake to repair or restore all such damage or destruction, such repair and restoration shall be at Tenant's sole cost and expense, and this Lease shall continue in full force and effect without any abatement or reduction in Base Rent or other payments owed by Tenant; provided, however, that Tenant shall be relieved of its obligation pursuant to this Section 6.1.4 to the extent that insurance proceeds are collected by Landlord pursuant to insurance policies carried by Landlord, in which case Tenant shall be responsible for the payment of the deductible and that portion not covered by insurance.

          6.1.5  Notwithstanding anything to the contrary contained in this
Section 6.1, if the Premises or the Building are wholly or partially damaged or destroyed within the final six months of the Term of this Lease, Landlord shall not be required to repair such casualty and either Landlord or Tenant may elect to terminate this Lease as of the date of the occurrence of such damage or destruction if Landlord does not notify Tenant within thirty (30) days of the occurrence of such casualty that Landlord has elected to repair such casualty.

          6.1.6 Under no circumstances shall Landlord be required to repair any damage to, or make any repairs to or replacements of, Tenant's Property. However, as part of Operating Expenses, Landlord shall insure the Leasehold Improvements and any Alterations that are not Tenant's Property and of which Landlord has received notice and approved, and shall cause such Leasehold Improvements and Alterations to be repaired and restored to the extent of the proceeds of insurance (less the costs of obtaining same including reasonable fee for attorneys and insurance adjusters), except that Tenant shall pay for such portion which is covered by the deductible. Landlord shall have no responsibility for any contents placed or kept in or on the Premises or the Building by Tenant or Tenant's agents, employees, invitees or contractors.

          6.1.7 This Section 6.1 shall be Tenant's sole and exclusive remedy in the event of damage or destruction to the Premises or the Building. No damages, compensation or claim shall be payable by Landlord for any inconvenience, any interruption or cessation of Tenant's business, or any annoyance, arising from any damage to or destruction of all or any portion of the Premises or the Building, regardless of the cause.

     6.2  Eminent Domain.

          6.2.1 If the whole of the Premises, or so much of the Premises as to render the balance unusable by Tenant, shall be taken or appropriated under the power of eminent domain or condemnation (a "Taking"), this Lease shall automatically terminate as of the earlier of the date of final judgment in such Taking proceedings, or the date possession is taken by the Taking authority.
If any part of the Property is the subject of a Taking and such Taking materially affects the normal operation of the Building or common areas, Landlord may elect to terminate this Lease. A sale by Landlord to the taking authority under threat of a Taking shall constitute a Taking for the purpose of this Section 6.2. No award for any partial or entire Taking shall be apportioned. Landlord shall receive (subject to the rights of Landlord's mortgagees) and Tenant hereby assigns to Landlord any award which may be made and any other proceeds in connection with such Taking, together with all rights of Tenant to such award or proceeds, including any award or compensation for the value of all or any part of the leasehold estate; provided that nothing contained in this Section 6.2.1 shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any separate award made to Tenant for (a) the taking of Tenant's Property, or (b) interruption of or damage to Tenant's business, or (c) Tenant's moving and relocation costs.

          6.2.2 In the event of a Taking which does not result in a termination of the Lease, Base Rent shall be proportionately reduced based on the portion of the Premises rendered unusable, and Landlord shall restore the Premises or the Building to the extent of the available proceeds or awards from such Taking which are applicable to the Premises. Landlord shall not be required to repair or restore any damage to Tenant's Property or any Alterations that are not affixed to the Premises.

          6.2.3 No temporary Taking of the Premises or any part of the Premises or of Tenant's rights to the Premises or under this Lease shall terminate this Lease or give Tenant any right to any abatement of any payments owed to Landlord pursuant to this Lease; any award made to Tenant by reason of such temporary Taking shall belong entirely to Tenant. For purposes hereof, a temporary Taking shall mean a taking of two hundred seventy (270) days or less.

          6.2.4 This Section 6.2 sets forth Tenant's and Landlord's sole remedies for any Taking. Upon termination of this Lease pursuant to this
Section 6.2, Tenant and Landlord hereby agree to release such other from any and all obligations and liabilities with respect to this Lease except such obligations and liabilities which arise or accrue prior to such termination.

         ARTICLE VII

     Rights of Parties Holding Prior Interests

     7.1  Lease Subordinate.

          7.1.1 Upon request of Landlord or its mortgagees or any ground lessor, Tenant shall, within ten (10) days, deliver a recordable instrument subordinating its rights under this Lease (each, a "Subordination") to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the Lot, or both, and (b) the lien of any mortgage which may now exist or hereafter be executed in any amount for which the Building, the Lot, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. Landlord shall request from all mortgagees of Landlord's leasehold interest a so-called non-disturbance agreement for Tenant. Landlord shall obtain from the current mortgagees of Landlord's leasehold interest Subordination of Mortgage Agreements in the forms attached hereto as Exhibit F. Tenant shall be required to deliver a Subordination to a mortgagee or ground lessor which holds an interest which is not otherwise superior to this Lease only if such future mortgagee or ground lessor provides Tenant with a written instrument acknowledging that Tenant's quiet enjoyment shall not be disturbed unless Tenant fails to perform its obligations or this Lease is otherwise terminated in accordance with its terms.

          7.1.2 If any ground lease or underlying lease terminates for any reason or any mortgage is foreclosed or a conveyance in lieu of foreclosure with respect to any such mortgage is made for any reason, and the successor in interest to Landlord shall elect or be required under the terms of any non-disturbance agreement to recognize this Lease, then Tenant shall attorn to and become the tenant of such successor.

          7.1.3 Tenant shall within ten (10) days of receipt thereof execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage.

     7.2 Rights of Holder of Mortgage to Notice of Defaults by Landlord and to Cure Same. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligation or a termination of this Lease unless
(i) Tenant shall have first given notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights, and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter; but nothing contained in this Section 7.2 shall be deemed to impose any obligation on any such mortgagees to correct or cure any condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the mortgaged premises if the mortgagee elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist.

     7.3 Modification for Lender. If, in connection with obtaining construction, interim, permanent financing or refinancing for the Building, the lender shall request reasonable modifications in this Lease as a condition to such financing or refinancing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or adversely affect the leasehold interest created hereby or Tenant's rights hereunder.


          ARTICLE VIII

           Default

     8.1  Events of Default.

          8.1.1 The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

          (a) The failure by Tenant to make any payment of Rent or any other payment required hereunder, as and when due, where such failure shall continue for a period of five (5) days after notice thereof from Landlord to Tenant.


          (b) The vacating or abandonment of the Premises by Tenant.

          (c) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in clauses (a) and (b) above, where such failure shall continue for a period of more than thirty (30) days after notice thereof from Landlord to Tenant; provided, further, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, thenTenant shall not be deemed to be in default if Tenant shall commence such cure within said ten day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than ninety (90) days from the date of such notice from Landlord.

          (d) The failure by Tenant or any guarantor of any of Tenant's obligations under this Lease to pay its debts as they become due, or Tenant or any such guarantor becoming insolvent, filing or having filed against it a petition under any chapter of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq. (or any similar petition under any applicable insolvency law), proposing any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors, making an assignment or trust mortgage for the benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property or business of Tenant or such guarantor.

          (e) Attachment, execution, or other judicial seizure of all or substantially all of Tenant's assets, or this leasehold, or any other voluntary or involuntary encumbrance of Tenant's leasehold interest hereunder.

          8.1.2 In the event of any such default by Tenant, whether or not the Term shall have begun, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option, or the option at any time while such default exists and without further notice, to terminate this Lease and all rights of Tenant hereunder; and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

     8.2  Damages.

          8.2.1 If this Lease is terminated under any of the provisions contained in Section 8.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant shall pay forthwith to Landlord, as compensation, the excess of the total Rent reserved for the residue of the stated Term over the rental value of the Premises for said residue of the stated Term. As an additional and cumulative obligation after any such ending, Tenant shall pay punctually to Landlord all the sums which Tenant covenants in this Lease to pay at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the immediately preceding covenant Tenant shall be credited with any amount paid to Landlord as compensation as in this
Section 8.2 provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expenses in connection with such reletting, amortized over the term of the reletting, including all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the stated Term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

          8.2.2 In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 8.2. Landlord may by notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 8.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Base Rent and Additional Rent accrued under Sections 2.5, 2.6 and 2.7 in the 12 months next prior to such termination plus the amount of Base Rent and Additional Rent of any kind accrued and unpaid at the time of termination and less the amount of recovery by Landlord under the foregoing provision of this Section 8.2 up to the time of payment of such liquidated damages.

          8.2.3 Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be provided, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

          8.2.4 The specific remedies to which Landlord may resort under the provisions of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be entitled lawfully in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of the Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.


         ARTICLE IX

        Assignment and Subletting

     9.1 Definitions. For the purposes of this Article IX, "assignment" shall include the following events: if Tenant is a partnership, a withdrawal or change (voluntary, involuntary, by operation of law or otherwise) of any of the general partners thereof, or of general and limited partners owning in the aggregate fifty percent (50%) or more of the capital and profits of the partnership, or the dissolution of the partnership; or if Tenant consists of more than one person, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) from one thereof unto the other or others thereof; or, if Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant or any change in the ownership (voluntary, involuntary, by operation of law or otherwise) of fifty percent (50%) or more of its capital stock or fifty percent (50%) or more of its voting stock from the ownership existing on the date of execution hereof; or, the sale of fifty percent (50%) or more of the value of the assets of Tenant. During such time as the stock of Tenant is listed on a nationally recognized stock exchange, the sale or transfer of Tenant's stock shall not be deemed an assignment under this Lease.

     9.2 Tenant's Request for Consent. Tenant shall not, without prior consent of Landlord and any mortgagee of Landlord requiring such consent, assign, mortgage, pledge or otherwise transfer this Lease, make any sublease, or permit occupancy of the Premises or any part thereof by anyone other than Tenant. In connection with any request by Tenant for such consent to assignment or subletting, Tenant shall submit to Landlord (i) the name of the proposed assignee or subtenant, (ii) such information as to its financial responsibility and standing as Landlord may reasonably require, and (iii) all of the terms and provisions upon which the proposed assignment or subletting is to be made. Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent provided that the net worth of the assignee is not less than Five Million Dollars and 00/100 ($5,000,000.00).

     9.3 Landlord's Option to Cancel. Upon receipt from Tenant of such request and information, Landlord shall have an option to be exercised within thirty
(30) days after its receipt from Tenant of such request and information if the request is to assign the Lease or to sublet all of the Premises for the remainder of the Term, to cancel or terminate this Lease, or, if the request is to sublet more than forty percent (40%) or the sublease would result in more than forty percent (40%) of the Premises in the aggregate being sublet, to cancel and terminate this Lease with respect to such portion for, at Landlord's election, the term of the proposed sublease or for the balance of the stated Term, or, if the request is to sublet less than forty percent (40%) or the sublease would not result in more than forty percent (40%) of the Premises in the aggregate being sublet, to cancel and terminate this Lease with respect to such portion for the term of the proposed sublease, in each case as of the date set forth in Landlord's notice of exercise of such option, which shall be not less than sixty (60) days nor more than one hundred twenty (120) days following the giving of such notice. In the event Landlord shall exercise such option, Tenant shall surrender possession of the entire Premises, or the portion which is the subject of the option, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Premises at the expiration of the Term. If this Lease shall be cancelled as to a portion of the Premises only, Rent shall thereafter be abated proportionately according to the ratio that the number of rentable square feet in the portion of the space surrendered bears to the Rentable Floor Area of the Premises.

     9.4 Terms of Assignment or Sublease. If Landlord shall not exercise its option to cancel this Lease pursuant to the foregoing provisions, and Landlord shall consent to the requested assignment or subletting, the terms and provisions of such assignment or subletting shall specifically make applicable to the assignee or sublessee all of the provisions of this Article IX so that Landlord shall have against the assignee or sublessee all rights with respect to any further assignment and subletting which are set forth herein; no assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with assignee); no consent to any of the foregoing in a specific instance shall operate as a waiver in a subsequent instance; and no assignment shall be binding upon Landlord or any of Landlord's mortgagees, unless Tenant shall deliver to Landlord an instrument in recordable form which contains a covenant of assumption by the assignee running to Landlord and all persons claiming by, through or under Landlord, but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge assignee from its liability as Tenant hereunder. If Landlord shall not exercise its option to cancel this Lease pursuant to the foregoing provisions, Landlord shall be entitled to receive one hundred percent (100%) of all amounts received by Tenant in excess of the Base Rent and Additional Rent reserved in this Lease applicable to the space being so assigned or sublet.

     9.5 Provisions in Sublease or Assignment. Tenant shall include in each permitted assignment, sublease, license, concession or other agreement for use or occupancy of the Premises provisions that neither Tenant nor any other person having an interest in the possession, use or occupancy of the Premises shall enter into any lease, sublease, license, concession or other agreement for use of the Premises which provides for rental or other payment for such use or occupancy based, in whole or in part, on the net income or profits derived any person or entity from the space leased, occupied or used (other than an amount based on a fixed percentage or percentages of gross receipts or gross sales). Any such purported lease, sublease, license, concession or other transfer shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use or occupancy of any part of the Premises.

     9.6 Related Expenses. As Additional Rent, Tenant shall reimburse Landlord promptly for reasonable legal and other expense incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting, including fees and expenses payable to any mortgagee.

     9.7 No Default by Tenant; Prohibited Assignments. Notwithstanding any contrary provision of this Lease, Tenant shall have no right to assign this Lease or sublet all or any portion of the Premises, unless on both (i) the date on which Tenant notifies Landlord of its intention to enter into any assignment or sublease and (ii) the date on which such assignment or sublease is to take effect, Tenant is not in default of any of its obligations under this Lease. Tenant shall have no right to assign this Lease or sublet all or any portion of the Premises to government agencies, current tenants in the Building, or any tenants with whom Landlord shall have negotiated in the six months immediately preceding such attempted assignment or subletting.


          ARTICLE X

          Miscellaneous

     10.1 Headings; Recordation; Consent or Approval; Notices; Bind and Inure; "Including"; "Laws".

          10.1.1 The titles of the Articles and Sections are for convenience only and are not to be considered in construing this Lease.

          10.1.2 Tenant agrees not to record this Lease, but upon request of either party both parties shall execute and deliver a notice of this Lease in form appropriate for recording or registration, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination.

          10.1.3 Any notice, approval, consent, request or election given or made pursuant to this Lease shall be in writing. Communications and payments shall be addressed if to Landlord at Landlord's Original Address or at such other address or addresses as may have been specified by prior notice to Tenant, with a copy to Koll Management Services, 60 State Street, Boston, Massachusetts 02109; and if to Tenant, at Tenant's Original Address or at such other place as may have been specified by prior notice to Landlord. Any communication so addressed shall be deemed duly given when delivered by hand, one day after being sent by a guaranteed one-day delivery service, or three (3) days after being mailed by registered or certified mail, return receipt requested. If Landlord by notice to Tenant at any time designates some other person to receive payments or notices, all payments or notices thereafter by Tenant shall be paid or given to the person designated until notice to the contrary is received by Tenant from Landlord.

          10.1.4 The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that only the original Landlord named herein shall be liable for obligations accruing before the beginning of the Term, and thereafter the original Landlord named herein and each successive owner of the Premises shall be liable only for obligations accruing during the period of their respective ownership.

          10.1.5 As used in this Lease, any list of one or more items preceded by the words "including" or "include" shall not be deemed limited to the stated items, but shall be deemed without limitation.

          10.1.6 In the event of the imposition by law of restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation of any law between Landlord and Tenant, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance, including the right of entry into the Premises to effect compliance.

          10.1.7 As used in this Lease, the word "law" shall be deemed to mean all applicable provisions of law, including federal, state, county and city laws, ordinances and regulations, building codes, police, fire and sanitary regulations, and any other governmental, quasi-governmental or municipal regulations that affect the subject matter of the Lease provision in which the word "law" is used.

     10.2 Landlord's Failure to Enforce. The failure of Landlord to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, or with respect to such failure of Landlord to enforce any of the Rules and Regulations, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant of the Building be deemed a waiver of any such Rule or Regulation. The receipt by Landlord of Base Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied by Landlord or Tenant, to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

     10.3 Acceptance of Partial Payments of Rent; Delivery of Keys. No acceptance by Landlord of a lesser sum than the Base Rent or Additional Rent then due shall be deemed to be other than on account of the earliest installment of such Rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or surrender of the Premises.

     10.4 Partial Invalidity. If any provision of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     10.5 Landlord's Option to Cure. If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the Default Rate as hereinafter defined), and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be Additional Rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

     10.6 Tenant's Estoppel Certificate and Financial Statements.

          10.6.1 Tenant agrees from time to time, upon not less than ten (10) days prior request by Landlord, to execute, acknowledge and deliver to Landlord a statement, in a form satisfactory to Landlord and the mortgagees and/or ground lessor of Landlord, certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay Base Rent and Additional Rent and to perform its other covenants under this Lease and that there are no uncured defaults of Landlord or Tenant under this Lease (or if there have been any modifications, that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims or defaults, setting them forth in reasonable detail), and the dates to which the Base Rent, Additional Rent and other charges have been paid. Any such statement delivered pursuant to this
Section 10.6 may be relied upon by a prospective purchaser, mortgagee or ground lessor of the Premises or any prospective assignee of any mortgagee of the Premises. Upon request, Landlord shall execute and deliver to Tenant a similar statement.

          10.6.2 Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that there are no uncured defaults in Landlord's performance, and (c) that not more than one month's rent has been paid in advance.

          10.6.3 Tenant further agrees, from time to time, upon not less than ten (10) days prior request by Landlord, to deliver to Landlord certified financial statements and related information concerning Tenant's financial status.

     10.7 Waiver of Subrogation. Any insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occur-rence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder or which would have been covered had the insurance required hereunder been maintained.

     10.8 All Agreements Contained. This Lease contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior dealings between them with respect to such subject matter.

     10.9 Brokerage. The parties recognize that the brokers who negotiated this Lease are the brokers whose names are stated in Section 1.1. Tenant shall be solely responsible for the payment of the agreed upon brokerage commissions to said brokers, and Landlord shall have no responsibility therefor. Tenant shall pay the brokerage commissions to said brokers in the amount of $53,075.50, which is based on $6.50 per square foot, upon the full execution and delivery of this Lease, and shall submit to Landlord verification that such payment has been made. As part of the consideration for the granting of this Lease, Tenant represents and warrants to Landlord that to Tenant's knowledge no other broker, agent or finder negotiated or was instrumental in negotiating or consummating this Lease and that Tenant knows of no other real estate broker, agent or finder who is, or might be, entitled to a commission in connection with this Lease.
Any broker, agent or finder of Tenant whom Tenant has failed to disclose herein shall be paid by Tenant. Tenant shall hold Landlord harmless from all damages and indemnify Landlord for all said damage paid or incurred by Landlord resulting from any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein.

     10.10 Submission Not An Option. The submission of this Lease or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the Premises or an offer to lease, end it is not effective as a lease or otherwise until the execution by and delivery to both Landlord and Tenant.

     10.11 Applicable Law. This Lease, and the rights and obligations of the parties hereto, shall be construed and enforced in accordance with the substantive law of the Commonwealth of Massachusetts, without giving effect to the conflicts or choice of law provisions of Massachusetts or any other jurisdiction.

     10.12 Massachusetts Jurisdiction. With respect to any matter arising out of or connected with this Lease, Tenant submits to the jurisdiction of the federal and state courts within the Commonwealth of Massachusetts.

     10.13 Waiver of Jury Trial. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER, ON OR IN RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR CLAIM OF INJURY OR DAMAGES.

     10.14 Holdover. Should Tenant hold over in occupancy of the Premises after the expiration of the Term of this Lease, Tenant shall become a tenant at sufferance only, at a rental rate equal to one hundred fifty (150%) of the Base Rent rate in effect at the end of the Term, and otherwise subject to all the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of Rent after expiration of the Term or earlier termination of the Lease shall not constitute consent to a holdover hereunder or result in a renewal or extension. If Tenant fails to surrender the Premises upon the expiration of the Term or earlier termination despite demand by Landlord to do so, Tenant shall be liable for all damages sustained by Landlord on account of such holding over and shall indemnify and hold Landlord harmless from all loss or liability, including any claim made by any succeeding tenant founded on or resulting from such failure to surrender.

     10.15 Surrender of Premises. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

     10.16 Late Payment. All covenants and agreements to be performed by Tenant under any provisions of this Lease shall be performed by Tenant, at Tenant's sole cost and expense, and without any abatement of Rent. Tenant acknowledges that the late payment by Tenant to Landlord of any sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being impractical to fix. Such costs include processing and accounting charges, and late charges that may be imposed on Landlord by the terms of the note secured by any encumbrance covering the Premises or the Building of which the Premises are a part. Therefore, if Tenant shall fail to pay any installment of Rent on or before the date when due, or if Tenant shall fail to pay any other sum of money due hereunder and such failure shall continue for ten (10) days after notice thereof by Landlord, Tenant shall pay to Landlord the greater of: (a) five percent (5%) of the overdue amount; or
(b) interest on such overdue amount at an annual rate equal to the prime rate announced from time to time by Chase Manhattan Bank at its main office in New York, New York, plus three (3) percentage points (the "Default Rate"), calculated from the due date of the overdue amount until the date of payment to Landlord, provided that such interest rate shall not exceed the highest rate permitted by Massachusetts law. Landlord's acceptance or any late charge or interest shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or any law now or hereafter in effect.

     10.17 Time. Time is of the essence with respect to the performance of every provision of this Lease in which time or performance is a factor.

     10.18 Harmony. Tenant agrees that with respect to all work of any nature performed during the Term for Tenant, whether related to Leasehold Improvements, Alterations or any other type or manner of work, Tenant and Tenant's agents, contractors, workers, mechanics, suppliers and invitees shall work in harmony with Landlord and with other tenants and occupants of the Building, and such other contractors, workers, mechanics, suppliers and invitees as shall be working thereon or thereat from time to time prior to or during the Term. If at any time the presence of Tenant's agents, contractors, workers, mechanics, suppliers and/or invitees shall cause or threaten to cause disharmony or otherwise interfere with the orderly operation of other businesses then in the Building, Landlord shall have the right upon written notice to Tenant, to order Tenant to cease all work on the Premises, in which event all work then in progress shall be halted and shall not be recommenced until and unless the conflict(s) which led to Landlord's delivering such notice to Tenant shall have been resolved.

     10.19 Limitation On Liability. The obligations of Landlord under this Lease do not constitute personal obligations of the Landlord or trustees, partners, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the Landlord or trustees, individual partners, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease, except for Landlord's interest in the Property. Unless a court determines that Landlord has acted in bad faith, Tenant shall have no claim, and hereby waives the right to any claim, against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in such event, Tenant's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any such requirement.

     10.20 Authority. If Tenant executes this Lease as a corporation, then Tenant represents and warrants that the individuals executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on its behalf in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to Landlord on execution hereof, and in accordance with the by-laws of Tenant and that this Lease is binding upon Tenant in accordance with its terms. If Tenant executes this Lease as a partnership, then Tenant and the persons executing this Lease on behalf of Tenant represent and warrant that the individuals executing this Lease on Tenant's behalf are general partners of the partnership, duly authorized to execute and deliver this Lease on its behalf in accordance with the terms of the partnership agreement, a copy of which is to be delivered to Landlord on execution hereof, and that this Lease is binding upon Tenant in accordance with its terms.

     EXECUTED as a sealed instrument in two or more counterparts the day and year first above written.

           LANDLORD: TRUSTEES OF 60 STATE
           STREET TRUST


           By: John A. Pirovano
              -----------------------------
              John A. Pirovano, as Trustee
              of 60 State Street Trust,
              for self and Co-Trustee,
              but not individually

              TENANT: HPSC, INC.


              By: John Everets, Jr.
                 --------------------------

              its President
              hereunto duly authorized

          EXHIBIT A

          Tenant's Floor Plan

          EXHIBIT B

         Description of Lot


     Attached to and made part of Lease
        dated March 8, 1994
           Between
     Trustees of 60 State Street Trust, Landlord
           and
         HPSC, Inc., Tenant


     The land in Boston, Suffolk County, Massachusetts, shown on a plan entitled "Plan of Land Showing Area to be Acquired, Boston, Mass., dated October 13, 1970, as revised to May 11, 1973, and drawn by Harry Feldman, Inc., Engineers and Surveyors, 112 Shawmut Avenue, Boston, Massachusetts," which plan is recorded with said Deeds in Book 8691, Page 596, and bounded and described as follows:

     Beginning at the southeasterly corner of the intersection of easterly sideline of Congress Street and the southerly sideline of Faneuil Hall Square and running S82-27-55E by Faneuil Hall Square, a distance of 112.53 feet to an angle;

thence turning and running N82-24-O6E by Faneuil Hall Square, a distance of
106.32 to an angle;

thence turning and running S1O-43-40E by Faneuil Hall Square. a distance of 2.00 feet to the corner of the 5-story brick building known as Faneuil Hall Square, now or formerly of Charles G. Crones;

thence running S1O-43-40E by the westerly face of the said 5-story brick building, a distance of 67.27 feet to an angle;

thence turning and running N79-40-00E by said land of Crones, a distance of
61.81 feet to a point on the westerly sideline of Merchants Row, subject to the existing southerly face of the building at numbers 28-36 Merchants Row as shown on sketch "C" of said Plan;

thence turning and running S23-15-42E by the said westerly line of Merchants Row, a distance of 30.42 fact to an angle;

thence running S23-16-57E by said line or Merchants Row, a distance of 17.50 feet to an angle:

thence turning and running S83-31-29W by land now or formerly of Nathan R. Miller Properties, Ltd.-5th ("Miller"), a distance of 73.22 feet to an angle;

thence turning and running NO6-57-30W by said land of Miller, a distance of 8.50 feet to an angle;

thence turning and running S88-41-40W by land of Miller, a distance of 30.30 feet to an angle;

thence turning and running S1O-24-24E by said land of Miller, a distance of
32.40 feet to an angle;

thence running S1O-51-43E by a passageway shown on said land, a distance of
21.61 feet to an angle;

thence turning and running N83-10-33E by said passageway, a distance of 4.91 feet to an angle;

thence turning and running SO8-52-18E by said passageway, a distance of 25.03 feet to an angle:

thence turning and running N83-22-26E by said passageway, a distance of 31.47 feet to an angle:

thence turning and running SO6-39-O2E by said passageway, a distance of 20.89 feet to an angle;

thence turning and running N80-55-44E by said passageway, a distance of 4.03 feet to an angle;

thence turning and running SO6-35-40E by said passageway, a distance of 12.72 feet to an angle;

thence running S11-39-14E by said passageway, a distance of 36.92 feet to a point, said point being on the northerly sideline of State Street;

thence turning and running S78-29-12W by said northerly sideline State Street, a distance of 4.10 feet to an angle;

thence running S78-46-35W by State Street, 33.51 feet to an angle;

thence turning and running S78-46-38W by State Street, a distance of 83.49 feet to an angle;

thence running S78-45-36W by State Street, a distance of 76.04 feet to an angle;

thence running S78-48-57W by State Street. a distance of 15.84 feet to the point on the intersection of sidelines of State and Congress Streets;

thence turning and running N12-11-O9W by the easterly sideline of Congress Street, a distance of 292.92 feet to the point of beginning.

     The above-described parcel contains 56,331 square feet (1.293 acres) as shown on the Plan.

          EXHIBIT C

         Landlord's Services


     Attached to and made part of Lease
        dated March 8, 1994
           Between
     Trustees of 60 State Street Trust, Landlord
           and
         HPSC, Inc., Tenant


I.  CLEANING

   A.         Office Area.

   Daily:  Monday  through  Friday, inclusive, holidays excepted.

    1. Empty and clean all waste receptacles and ashtrays and remove waste material from the Premises: wash receptacles as necessary.

    2. Sweep and dust mop all uncarpeted areas using a dust-treated mop.

    3.        Vacuum all rugs and carpeted areas.

    4. Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, office equipment, Window sills, door ledges, chair rails, and convector tops, within normal reach.

    5.        Wash clean all water fountains.

    6. Remove and dust under all desk equipment and telephones and replace same.

    7.        Wipe clean all brass and other bright work.

    8.        Hand dust all grill work within normal reach.

    9. Upon completion of cleaning, all lights will be turned off and doors locked, leaving the Premises in an orderly condition.

   Weekly:

    1.    Dust coat racks and the like.

    2. Remove all finger marks from private entrance doors, switches and doorways.

   Quarterly: Render high dusting not reached in daily cleaning to include:

    1. Dusting all pictures, frames, charts, graphs and similar wall hangings.

    2. Dusting all vertical surfaces, such as walls, partitions, doors and ducts.

    3.    Dusting of all pipes, ducts and high moldings.

    4.    Dusting of all venetian blinds.

   B.     Lavatories.

   Daily: Monday through Friday, inclusive, holidays excepted.

    1.    Sweep and damp mop floors.

    2. Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping, and toilet seat hinges.

    3.    Wash both sides of all toilet seats.

    4.    Wash all basins, bowls and urinals.

    5.    Dust and clean all powder room fixtures.

    6.    Empty and clean paper towel and sanitary disposal receptacles.

    7.    Remove waste paper and refuse.

    8. Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers; materials to be furnished by Landlord.

    9.    A sanitizing solution will  be used in all lavatory cleaning.

   Monthly:

    1.    Machine scrub lavatory floors.

    2.    Wash all partitions and tile walls in lavatories.

   C.     Main Lobby, Elevators, Building Exterior and Corridors.

   Daily: Monday through Friday, inclusive, inclusive, holidays excepted.

    1.    Sweep and wash all floors.

    2.    Wash all rubber mats.

    3.    Clean elevators, wash  or  vacuum floors, wipe down and doors.

    4.    Spot clean any metal work inside lobby.

    5.    Spot clean any metal work surrounding Building Entrance doors.

   D. Window Cleaning. Windows of exterior walls will be washed at least three times per year except when rendered impracticable by inclement weather.

   E. Additional Services. Tenant requiring services in excess of those described above shall request same through Landlord at Tenant's expense.


II.   HEATING, VENTILATING, AIR CONDITIONING

     A. Landlord shall furnish space heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation, daily from 8:00 a.m. to 6:00 p.m. (Saturdays to 1:00 p.m.), Sundays and holidays excepted.

     If Tenant shall require air conditioning or heating or ventilation outside the hours and days above specified, Landlord shall furnish such service at Tenant's expense. Currently, the charges for additional hours during the winter months (October-March) is $55.00 per hour and the charge for additional hours during the summer months (April-September) is $75.00 per hour. Such charges are subject to change during the Term of the Lease.

B. The air conditioning system is based upon an occupancy of not more than one person per 150 square feet of usable floor area, and upon a combined lighting and standard electrical load not to exceed 3.5 watts per square foot of usable area. In the event Tenant exceeds this condition or introduces onto the Premises equipment which overloads system, and/or in any other way causes the system not adequately to perform their proper functions, supplementary systems, may at Landlord's option be provided by Landlord at Tenant's expense.

III.  WATER

     A. Landlord shall furnish cold water at temperatures supplied by the City of Boston water mains for drinking, lavatory, kitchen, restaurant and toilet purposes and hot water for lavatory purposes only from regular building supply at prevailing temperatures; provided, however, that Landlord may, at its expense, install a meter or meters to measure the water supplied to any kitchen (including dishwashing) and restaurant areas in the Premises, in which case Tenant shall, upon Landlord's request, reimburse Landlord for the cost of the water (including heating thereof) consumed in such areas and the sewer use charges resulting therefrom.

IV.   ELEVATORS

     A. The passenger elevator system shall be in automatic operation and service to the Premises shall be available to Tenant at all times. The use of the service elevator will have to be scheduled with the Landlord and coordinated with the needs of the other tenants.


V.  ELECTRICAL SERVICE

     A. Landlord shall provide electric power for up to 2.0 watts per square foot of usable floor area for lighting plus 1.0 watts per square foot of usable floor area for office machines through standard receptacles for the typical office space.

     B. Landlord, at its option, may require separate metering at Tenant's expense and direct billing to Tenant for the electric power required for any special equipment (such as computers and reproduction equipment) that require either 3-phase electric power or any voltage other than

     120. Landlord will furnish and install at Tenant's expense all replacement lighting tubes, lamps, and ballasts required by Tenant. Landlord will clean lighting fixtures on a regularly scheduled basis at Tenant's expense.

          EXHIBIT D

        Work Letter Agreement


  To induce Tenant to enter into the Lease and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

   1.   Plans and Specifications.

     (a) Landlord has prepared, at Tenant's expense, Preliminary Plan entitled 93115-F1 dated 12/9/93 for improvements of the Premises, to be installed by Landlord. If the Preliminary Plans are not in sufficient detail for Landlord's contractor to undertake construction within the Premises, then the Landlord shall prepare, at Tenant's expense, the Final Plans in accordance with Section 3.1 of the Lease. In the event of a conflict between the Preliminary Plans and the Final Plans, the Final Plans shall control.

     (b) All working drawings for HVAC, electrical, structural, or other building systems required for Landlord's contractor to construct the Leasehold Improvements in accordance with the Preliminary Plans and the Final Plans shall be prepared by Landlord's contractor at Tenant's expense.

     (c) Landlord shall not be required to furnish professional interior design services to Tenant and shall not be required to pay for professional interior design services engaged by Tenant. Further, Tenant's interior furnishings, i.e., specification, supply and installation of furniture, furnishings, and moveable equipment, shall be the sole responsibility of Tenant. All of Tenant's installation of interior furnishings and equipment shall be coordinated with any work being performed by Landlord in the Premises or elsewhere in the Building in such manner as to maintain harmonious labor relations and not damage the Building or the Premises or interfere with Building operations; provided, however, that without Landlord's prior consent, Tenant may not install any interior furnishings in advance of the date on which the Premises are Ready for Occupancy. Notwithstanding the foregoing, Tenant may install in advance of the date the Premises are Ready for Occupancy, computer and communications equipment so long as Tenant notifies Landlord of the intent to do so, coordinates the schedule for same with Landlord's Construction Representative, and such installation does not interfere with the work being performed by Landlord in the Premises or elsewhere in the Building.

     2. Construction. Tenant shall contract directly with Landlord's construction manager and Landlord's contractor for the construction of the Leasehold Improvements. Thereafter, at Tenant's expense, Landlord's contractor (and its subcontractors) shall construct, and Landlord's construction manager shall supervise the construction of, the Leasehold Improvements in accordance with the Preliminary Plans and the Final Plans, unless a Change Order is made in accordance with Section 3 of this Agreement, subject to delays as described in Section 4 of this Agreement and delays due to governmental regulation, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord's control.

     3. Change Orders. In the event Tenant desires to have the Leasehold Improvements constructed other than as set forth in the Preliminary Plans and the Final Plans, no different work shall be done unless Landlord's contractor and Tenant shall first execute a written agreement concerning the scope of the revised work or materials desired by Tenant, the cost of such work or materials and the effect of any resulting delay (each, a "Change Order"). Further, a Change Order shall be required and executed in the event Tenant selects materials or quantities that exceed the allowances specified in the Final Plans. All costs for labor and materials resulting from a Change Order, including the cost of all plans prepared pursuant thereto, plus a fee equal to fifteen percent (15%) of such costs, shall be billed directly to Tenant by Landlord upon completion of construction of the Leasehold Improvements, and Tenant shall pay the amount of such bill as Additional Rent within 30 days after receipt thereof. All Work required pursuant to a Change Order shall be undertaken by Landlord's contractor or its subcontractor and not by Tenant.

     4. Tenant's Delays. If Landlord's contractor is required to work beyond the Scheduled Commencement Date as a result of Tenant-caused delays (which shall include delays caused by Tenant's decision to use materials, finishes or installations other than those set forth in the Final Plans or Tenant's request for any change in the Preliminary Plan), then Tenant shall be responsible for and shall pay to Landlord upon completion of the Leasehold Improvements the additional supervisory and general conditions costs incurred by Landlord.

     6. Reimbursement. With respect to the amounts which Tenant is obligated to pay to Landlord for Landlord's cost of the Preliminary Plans, Final Plans, and all working drawings, the foregoing to include, without limitation, all architectural and engineering fees relating to the Leasehold Improvements, Tenant shall pay the amounts within thirty (30) days of receipt of a bill therefor. With respect to the amounts which Tenant is obligated to pay to Landlord's contractor and construction manager (such construction management fee to be equal to two and one-half percent (2-1/2%) of the cost incurred pursuant to the prior sentence plus the costs for construction of the Leasehold Improvements including, without limitation, labor and materials), Tenant shall make such payment in accordance with its contract with such parties or, if not specified in such contract, then within thirty (30) days of receipt of a bill therefor.

          EXHIBIT E

       Rights of Other Tenants of
       60 State Street to Lease Space
        on Floors 24 and 35


     1.  Hale and Dorr, which has rights of First Offer and First Refusal.

     2. Bay Tower, Inc., which has the right to lease 3,305 square feet on Floor 34 through April 30, 2030.

     3. Cabot Partners, which has the right to lease 10,725 square feet on Floor 35 through December 31, 2000.

     4. Shapiro, Weiss & Co., which has an expansion option for 3,000 - 5,000 square feet of space which may be on Floors 34 and/or 35.

Teachers Insurance and Annuity
 Association of America
730 Third Avenue
New York, NY  10017

          EXHIBIT F

          Subordination of Mortgage

  TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

("TIAA") hereby grants this Subordination of Mortgage on the following terms and conditions.

     WHEREAS, ACME-PREMIER REALTY CORP., TRUSTEE UNDER THE SECOND RESTATE DECLARATION OF TRUST ESTABLISHING FIFTY STATE STREET TRUST dated December 29, 1992 and recorded with the Suffolk Deeds, Book 17950, Page 043/044, (which Trust was established originally under a Declaration of Trust dated December 29, 1967 and recorded with Suffolk Deeds in Book 8188, Page 137, as amended by Amendment No. 1, dated as of July 30, 1975, recorded with Suffolk Deeds, Book 8804, Page 632, and restated in a Restated declaration of Trust, dated September 4, 1975, recorded with Suffolk Deeds, Book 8816, Page 606) ("Ground Lessor") are the owners in fee simple of those certain premises situate, lying and being in the City of Boston, County of Suffolk, Commonwealth of Massachusetts, commonly known as 60 State Street, and as more particularly described in the Ground Lease (the "Ground Leased Premises"); and

     WHEREAS, under the terms of a certain lease dated December 29, 1967
(notice of which was recorded with said Deeds in Book 8188, Page 144), as amended by instruments dated June 20, 1968, January 7, 1971, July 30, 1975 and November 26, 1975 (notices of which amendments were recorded with said Deeds in Book 8209, Page 711; Book 8414, Page 356; Book 8804, Page 606; and Book 8836,
Page 448, respectively), and as affected by Estoppel Certificate and Agreement dated December 28, 1977 (recorded with said Deeds in Book 9024, Page 244), ground Lessor did lease, let and demise the Ground Leased Premises to the Trustees of Cabot, Cabot & Forbes, Co., whose interest under the Ground Lease was assigned (by assignment dated September 1, 1971 and recorded with said Deeds in Book 8654, Page 448) to the TRUSTEES OF 60 STATE STREET TRUST (hereinafter called "Landlord"), for a term of 45 years commencing January 1, 1968 and continuing to and including December 31, 2012, with four renewal options of 10, 15, 15 and 14 years respectively (all of which were exercised pursuant to two letters dated respectively December 28, 1977 and March 30, 1990) upon the terms and conditions herein more particularly set forth; and

  WHEREAS, TIAA is the owner and holder of four certain mortgages; two dated December 28, 1977, being Mortgage No. 1 recorded with said Deeds in Bok 9024, Page 282 and Mortgage No. 2 recorded with said Deeds in Book 9024, Page 321; one dated August 27, 1979 being Mortgage No. 3 recorded with said Deeds in Book 9266, Page 89; and one dated May 24, 1985 being Mortgage No. 4 recorded with said Deeds in Book 11621, Page 38; (said Mortgages Nos. 1, 2, 3 and 4 as modified, supplemented and consolidated of record, together with all documents setting forth any obligations of Landlord or any beneficiaries of Landlord to TIAA, are hereinafter referred to as the "TIAA Mortgages"), constituting a first, second, third and fourth mortgage upon the leasehold estate created by the Ground Lease and affecting certain adjacent property more particularly described in the TIAA Mortgages ("Mortgaged Premises"); and

  WHEREAS, Landlord has entered into a lease with HPSC, INC. ("Tenant") dated March 8, 1994, ("Lease") with respect to space located at 60 State Street, Boston, Massachusetts which space constitutes a portion of the Mortgaged Premises.

  NOW, THEREFORE, in consideration of Tenant entering into the Lease and the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TIAA does hereby covenant and agree that the TIAA Mortgages are and shall remain SUBORDINATE to the said Lease, it being expressly agreed that the Lease has been, or should be deemed to have been, executed, delivered and recorded prior to the execution, delivery and recording of the said TIAA Mortgages.

  EXCEPT, HOWEVER, it is nevertheless agreed that the TIAA Mortgages shall be prior to the Lease as to the following:

     (a) The prior right, claim and lien of the said TIAA Mortgages in, to and upon any award or other compensation heretofore or hereafter to be made for any taking by eminent domain of any part of the Mortgaged Premises, and to the right of disposition thereof in accordance with the provisions of the TIAA Mortgages,

     (b) The prior right, claim, lien of the said TIAA Mortgages in, to and upon any proceeds payable under all policies of fire and rent insurance upon the Mortgaged Premises and as to the right of disposition thereof in accordance with the terms of the TIAA Mortgages, and

     (c) Any lien, right, power or interest, if any, which may have arisen or intervened in the period between the recording of the TIAA Mortgages and the execution of the said Lease, or any lien or judgment which may arise at any time under the terms of such Lease.

  Copies of all notices of default from Tenant to Landlord shall be delivered to TIAA, in the manner set forth in the Lease, at Teachers Insurance and Annuity Association of America, 730 Third Avenue, New York, New York 10017 Attn:
Northeast Closing Servicing Unit Re: Mortgage No. 000093000, or such other address as TIAA may specify in writing.

  This Subordination may be executed by the undersigned and the Tenant in counterparts, each of which, taken together, shall be deemed one original.

  This Subordination shall inure to the benefit of and shall be binding upon the undersigned, its successors and assigns.

  IN WITNESS WHEREOF, the Subordination has been duly signed and delivered by the undersigned as of this 8 day of March, 1994.

           TEACHERS INSURANCE AND ANNUITY
            ASSOCIATION OF AMERICA


           By: Judith L. King
              ----------------------------

             its Director


          TENANT'S AGREEMENT

  The undersigned, as Tenant under the Lease herein described, does hereby accept and agree to the terms of the foregoing Subordination which shall inure to the benefit of and be binding upon the undersigned and the heirs, executors, administrators, legal representatives, successors and assigns of the undersigned.


           HPSC, INC.


           By: John Everets, Jr.
              ----------------------------

              its President

        ACKNOWLEDGEMENTS


STATE OF    )
        )  SS:
COUNTY OF     )

  On this ___ day of March, 1994, before me appeared___________________ to me personally known, who, being by me duly sworn, did say that he is the ____________________ of HPSC, INC. and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said _________________ acknowledged said instrument to be the free act and deed of said corporation.

           ________________________________
                  , Notary Public

           My Commission Expires:


STATE OF    )
        )  SS:
COUNTY OF     )

  On this ___ day of March, 1994, before me appeared ___________________ to me personally known, who, being by me duly sworn, did say that he is the ____________________ of HPSC, INC. and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said _________________ acknowledged said instrument to be the free act and deed of said corporation.

           ________________________________
                  , Notary Public

           My Commission Expires:

STATE OF NEW YORK  )
       )  SS:
COUNTY OF    )

  On this ___ day of _____________, 1994, before me the undersigned, a Notary Public in and for said County and State, personally appeared _____________________ known to me to be the ________________ of TEACHERS
INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, the corporation that executed the within instrument, and known to me to be the person who executed the within instrument on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument pursuant to its bylaws or a resolution of its board of Trustees.

  WITNESS my hand and official seal.

           ________________________________
                  , Notary Public

           My Commission Expires:

Trust Company of the West,
 as Trustee of TCW Realty Fund VA
 TCW Realty Fund VB
30 Rowes Wharf, Suite 310
Boston, Massachusetts  02110
 and
865 South Figueroa Street, Suite 3500
Los Angeles, California  90017-2543


        Subordination of Mortgage


  TRUST COMPANY OF THE WEST, a California corporation, as Trustee of TCW Realty Fund VA and TCW Realty Fund VB, a California limited partnership, as tenants in common ("TCW") hereby grant this Subordination of Mortgage on the following terms and conditions.

  WHEREAS, ACME-PREMIER REALTY CORP., TRUSTEE UNDER THE SECOND RESTATED DECLARATION OF TRUST ESTABLISHING FIFTY STATE STREET TRUST dated December 29, 1992 and recorded with the Suffolk Deeds, Book 17950, Page 043/044, (which Trust was established originally under a Declaration of Trust dated December 29, 1967 and recorded with Suffolk Deeds in Book 8188, Page 137, as amended by Amendment No. 1, dated as of July 30, 1975, recorded with Suffolk Deeds, Book 8804, Page 632, and restated in a Restated Declaration of Trust, dated September 4, 1975, recorded with Suffolk Deeds, Book 8816, Page 606) ("Ground Lessor") are the owners in fee simple of those certain premises situate, lying and being in the City of Boston, County of Suffolk, Commonwealth of Massachusetts, commonly known as 60 State Street and as more particularly described in the Ground Lease (the "Ground Leased Premises"); and

  WHEREAS, under the terms of a certain lease dated December 29, 1967 (notice of which was recorded with said Deeds in Book 8188, Page 144), as amended by instruments dated June 20, 1968, January 7, 1971, July 30, 1975 and November 26, 1975 (notices of which amendments were recorded with said Deeds in Book 8209, Page 711; Book 8414, Page 356; Book 8804, Page 606; and Book 8836, Page 448, respectively), and as affected by Estoppel Certificate and Agreement dated December 28, 1977 (recorded with said Deeds in Book 9024, Page 244), Ground Lessor did lease, let and demise the Ground Leased Premises to the Trustees of Cabot, Cabot & Forbes, Co., whose interest under the Ground Lease was assigned (by assignment dated September 1, 1971 and recorded with said Deeds in Book 8654, Page 448) to the TRUSTEES OF 60 STATE STREET TRUST (hereinafter called "Landlord"), for a term of 45 years commencing January 1, 1968 and continuing to and including December 31, 2012, with four renewal options of 10, 15, 15 and 14 years respectively (all of which were exercised pursuant to two letters dated respectively December 28, 1977 and March 30, 1990) upon the terms and conditions herein more particularly set forth; and

  WHEREAS, TCW is the owner and holder of that certain Mortgage and Security Agreement, dated November 1, 1990 and recorded with said Deeds in Book 16688, Page 1 as amended by a First Comprehensive Amendment Agreement recorded with said Deeds, and as may be further amended of record (said Mortgage and Security Agreement as so amended, together with all documents setting forth any obligations of Landlord and any beneficiaries of Landlord to TCW are referred to hereinafter as the "TCW Mortgage") upon the leasehold estate created by the Ground Lease and affecting certain adjacent property more particularly described in the TCW Mortgage ("Mortgage Premises"); and

  WHEREAS, the TCW Mortgage as of the date of the execution of this Subordination of Mortgage Agreement is subject and subordinate to certain mortgages held by Teachers Insurance and Annuity Association of America ("TIAA"); two dated December 28, 1977, being Mortgage No. 1 recorded with said Deeds in Book 9024, Page 282 and Mortgage No. 2 recorded with said Deeds in Book 9024, Page 321; one dated August 27, 1979 being Mortgage No. 3 recorded with said Deeds in Book 9266, Page 89; and one dated May 24, 1985 being Mortgage No. 4 recorded with said Deeds in Book 11621, Page 38; (said Mortgages Nos. 1, 2, 3 and 4 as modified, supplemented and consolidated of record, together with all documents setting forth any obligations of Landlord or any beneficiaries of Landlord to TIAA, are hereinafter referred to as the "TIAA Mortgages"), constituting a first, second, third and fourth mortgage upon Mortgaged Premises; and

  WHEREAS, Landlord has entered into a lease with HPSC, Inc. ("Tenant") dated March 8, 1994, ("Lease") with respect to space located at 60 State Street, Boston, Massachusetts ("Premises") which space constitutes a portion of the Mortgaged Premises.

  NOW, THEREFORE, in consideration of Tenant entering into the Lease and the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TCW does hereby covenant and agree that the TCW Mortgage is and shall remain SUBORDINATE to the said Lease, it being expressly agreed that the Lease has been, or should be deemed to have been, executed, delivered and recorded prior to the execution, delivery and recording of the said TCW Mortgage subject to the rights of TCW hereinafter set forth.

  EXCEPT, HOWEVER, it is nevertheless agreed that the TCW Mortgage shall be prior to the Lease as to the following:

     (a) The prior right, claim and lien of the said TCW Mortgage in, to and upon any award or other compensation heretofore or hereafter to be made for any taking by eminent domain of any part of the Mortgaged Premises, and to the right of disposition thereof in accordance with the provisions of the TCW Mortgage,

     (b) The prior right, claim, lien of the said TCW Mortgage in, to and upon any proceeds payable under all policies of fire and rent insurance upon the Mortgaged Premises and as to the right of disposition thereof in accordance with the terms of the the TCW Mortgage, and

     (c) Any lien, right, power or interest, if any, which may have arisen or intervened in the period between the recording of the the TCW Mortgage and the execution of the said Lease, or any lien or judgment which may arise at any time under the terms of such Lease.

  Notwithstanding any of the foregoing to the contrary, TCW reserves the right to make the Lease, and all rights, options, liens, or charges created thereby subject and subordinate to the TCW Mortgage and the liens created thereby and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of all amounts secured thereby and interest thereon from time to time, and Tenant agrees that TCW may at any time, at its elections, execute and record in the Suffolk County Registry of Deeds a Notice of Subordination reciting that the Lease is subordinate to the liens of the TCW Mortgage and from and after the recordation of such Notice of Subordination, the Lease shall be subject and subordinate to the liens of the TCW Mortgage, provided that TCW shall have the right at its election to execute and record in said Deeds a notice withdrawing the Notice of Subordination and reciting that the TCW Mortgage once again shall be subordinate to the Lease and, upon request, Tenant shall execute such documents as are necessary to confirm the subordination of the Lease to the TCW Mortgage or the subordination of the TCW Mortgage to the Lease, as may be the case. In the event TCW elects to subordinate the Lease to the TCW Mortgage, the following terms and conditions shall be applicable:

     (a) Tenant agrees that it will attorn to and recognize TCW upon entry on the Premises for breach or default by Landlord under the TCW Mortgage, any transferee who acquires the Premises by deed in lieu of foreclosure, and the successors and assigns of such purchasers as its landlord for the unexpired balance (and any extensions, if exercised) of the term of the Lease, upon the same terms and conditions set forth in the Lease.

     (b) If it should become necessary to foreclose the TCW Mortgage, TCW shall not terminate the Lease nor join Tenant in summary proceedings so long as Tenant is not in default under any of the terms, covenants, or conditions of the Lease.

     (c) Tenant agrees that it shall give TCW a copy of each notice of default delivered to Landlord with respect to any default under the Lease, which notice shall be delivered to TCW in hand or sent by registered or certified mail to the address of TCW. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in the Lease (including any applicable grace periods), then TCW shall have an additional 60 days within which to cure such default or, if such default cannot be cured within that period, then such additional time as may be necessary to effect such a cure if within such 60-day period TCW have commenced and are diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure); and Tenant agrees that the Lease shall not be terminated while such remedies are being pursued. TCW shall in no event be obliged to cure a default which is personal to Landlord, and therefore not reasonably susceptible of cure by TCW.

     (d) If TCW shall succeed to the interest of Landlord under the Lease, TCW shall not be:

          (i) liable for any act or omission of any prior landlord (including Landlord); or

          (ii) liable for the return of any security deposits; or

          (iii) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

          (iv) bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord); or

          (v) bound by any amendment or modification of the Lease made without their prior written consent; or

          (vi) bound by the consent of any prior landlord (including Landlord) to any assignment or sublease of Tenant's interest in the Lease made without also obtaining TCW's prior written consent; or

          (vii) personally liable for any default under the Lease or any covenant on its part to be performed thereunder as landlord, it being acknowledged that Tenant's sole remedy in the event of such default shall be to proceed against TCW's interest in 60 State Street.

     (e)  Tenant further acknowledges and agrees:

          (i) that the Lease cannot be terminated (either directly or by the exercise of any option which could lead to termination) or modified in any of its terms, or consent be given to the release of any party having liability thereon, by Landlord, without the prior written consent of TCW, or their successors or assigns, and without such consent, no rent may be collected or accepted by Landlord more than one month in advance; and

          (ii) that the interest of Landlord in the Lease has been or may be assigned to TCW for the purposes specified in any lease assignments, and TCW, its successors or assigns, assume no duty, liability or obligation under the Lease or any extension or renewal thereof.

  Copies of all notices of default from Tenant to Landlord shall be delivered to TCW, in the manner set forth in the Lease, at TCW Realty Advisors, 30 Rowes Wharf, Suite 310, Boston, Massachusetts 02110 and TCW Realty Advisors, 865 South Figueroa Street, Suite 3500, Los Angeles, California 90017-2543, or such other address as TCW may specify in writing.

  This Subordination may be executed by the undersigned and the Tenant in counterparts, each of which, taken together, shall be deemed one original.

  This Subordination shall inure to the benefit of and shall be binding upon the undersigned, its successors and assigns.

  IN WITNESS WHEREOF, the Subordination has been duly signed and delivered by the undersigned as of this 8th day of March, 1994.


          TRUST COMPANY OF THE WEST, a
          California corporation, as trustee
          for TCW REALTY FUND VA, as tenant
          in common


           By: /s/ Authorized Signatory
              ---------------------------------
            Authorized Signatory


           By: /s/ Authorized Signatory
              ---------------------------------
            Authorized Signatory


          TCW REALTY FUND VB, a California
              limited partnership, as tenant in
              common


           By: TCW ASSET MANAGEMENT COMPANY,
           a California corporation, as
           General Partner


           By: /s/ Authorized Signatory
              ---------------------------------
            Authorized Signatory


           By: /s/ Authorized Signatory
              ---------------------------------
            Authorized Signatory


           By: WESTMARK REAL ESTATE INVESTMENT
           SERVICES, a California general
           partnership, as General Partner


           By: /s/ Authorized Signatory
              ---------------------------------
            Authorized Signatory


           By: /s/ Authorized Signatory
              ---------------------------------
            Authorized Signatory

         TENANT'S AGREEMENT

  The undersigned, as Tenant under the Lease herein described, does hereby accept and agree to the terms of the foregoing Subordination which shall inure to the benefit of and be binding upon the undersigned and the heirs, executors, administrators, legal representatives, successors and assigns of the undersigned.

           HPSC, INC.


           By: /s/ John Everets, Jr
              ----------------------
              John Everets, Jr

             its President
             hereunto duly authorized


        ACKNOWLEDGEMENTS

STATE OF      )
        )SS:
COUNTY OF     )

  On this ____ day of March, 1994, before me appeared _________________________
to me personally known, who, being by me duly sworn, did say that he is the ___________________ of HPSC, INC. and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said ___________________ acknowledged said instrument to be the free act and deed of said corporation.

           ________________________________
                  , Notary Public

           My Commission Expires:


      STATE OF _______________________

______________, ss.           ______________, 1994

  Then personally appeared the above-named ____________________ as an authorized signatory of TRUST COMPANY OF THE WEST, a California corporation, as trustee for TCW REALTY FUND VA and acknowledged the foregoing to be his free act and deed and the free act and deed of said corporation as trustee, before me,
          ________________________________
                  , Notary Public

           My Commission Expires:

       STATE OF _____________________

______________, ss.           ______________, 1994

  Then personally appeared the above-named ____________________ as an authorized signatory of TRUST COMPANY OF THE WEST, a California corporation, as trustee for TCW REALTY FUND VA and acknowledged the foregoing to be his free act and deed and the free act and deed of said corporation as trustee, before me,
          ________________________________
                  , Notary Public

           My Commission Expires:


       STATE OF _____________________

_____________, ss.           _____________, 1994

  Then personally appeared the above-named ____________________ as an authorized signatory of TCW ASSET MANAGEMENT COMPANY, a California corporation and General Partner of TCW Realty Fund VB, a California limited partnership, and acknowledged the foregoing to be his free act and deed and the free act and deed of said corporation and said limited partnership, before me,
           ________________________________
                  , Notary Public

           My Commission Expires:


      STATE OF ____________________

______________, ss.          _____________, 1994

  Then personally appeared the above-named ____________________ as an authorized signatory of TCW ASSET MANAGEMENT COMPANY, a California corporation and General Partner of TCW Realty Fund VB, a California limited partnership, and acknowledged the foregoing to be his free act and deed and the free act and deed of said corporation and said limited partnership, before me,

           ________________________________
                  , Notary Public

           My Commission Expires:

      COMMONWEALTH OF MASSACHUSETTS

_____________, ss.           _____________, 1994

  Then personally appeared the above-named ___________________, as an authorized signatory of WESTMARK REAL ESTATE INVESTMENT SERVICES, a California general partnership which is a General Partner of TCW Realty Fund VB, a California general partnership, and acknowledged the foregoing to be his free act and deed and the free act and deed of each of said general partnerships, before me,

           ________________________________
                  , Notary Public

           My Commission Expires:


      COMMONWEALTH OF MASSACHUSETTS

_____________, ss.           _____________, 1994

  Then personally appeared the above-named ___________________, as an authorized signatory of WESTMARK REAL ESTATE INVESTMENT SERVICES, a California general partnership which is a General Partner of TCW Realty Fund VB, a California general partnership, and acknowledged the foregoing to be his free act and deed and the free act and deed of each of said general partnerships, before me,

           ________________________________
                  , Notary Public

           My Commission Expires:

         CONSENT OF LENDERS


  The undersigned hereby acknowledge notice of the Lease between Trustees of 60 State Street Trust and HPSC, Inc. dated March 8, 1994, and consent to the Lease.

           TRUST COMPANY OF THE WEST, a
          California corporation, as trustee
          for TCW REALTY FUND VA, as tenant
          in common


           By: /s/ Authorized Signatory
              ---------------------------------
            Authorized Signatory


           By: /s/ Authorized Signatory
              ---------------------------------
            Authorized Signatory


           TCW REALTY FUND VB, a California
          limited partnership, as tenant in
          common


           By: TCW ASSET MANAGEMENT COMPANY,
           a California corporation, as
           General Partner


           By: /s/ Authorized Signatory
              ---------------------------------
            Authorized Signatory


           By: /s/ Authorized Signatory
              ---------------------------------
            Authorized Signatory


           By: WESTMARK REAL ESTATE INVESTMENT
           SERVICES, a California general
           partnership, as General Partner


           By: /s/ Authorized Signatory
              ---------------------------------
            Authorized Signatory


           By: /s/ Authorized Signatory
              ---------------------------------
            Authorized Signatory

         CONSENT OF LENDERS


  The undersigned hereby acknowledge notice of the Lease between Trustees of 60 State Street Trust and HPSC, Inc. dated March 8, 1994, and consent to the Lease.
           TEACHERS INSURANCE ANNUITY
          ASSOCIATION OF AMERICA


           By: /s/ Authorized Signatory
              ---------------------------------
             Authorized Signatory

           its
           hereunto duly authorized